JOINT VENTURE AND OPTION AGREEMENT

				  between

		   AIR & WATER TECHNOLOGIES CORPORATION

				    and

			CHEMFIX TECHNOLOGIES, INC.

			     September 1, 1989

			     TABLE OF CONTENTS


									Page



SECTION 1:  CERTAIN DEFINITIONS.........................................  1

SECTION 2:  FORMATION OF THE JOINT VENTURE..............................  7
	 A.    Formation................................................  7
	 B.    Name and Filings.........................................  7
	 C.    Place of Business........................................  7
	 D.    Purpose..................................................  7
	 E.    Other Purposes...........................................  7
	 F.    Uniform Partnership Act..................................  7
	 G.    Equal Interests..........................................  8
	 H.    Joint Venture Property...................................  8
	 I.    Contributions............................................  8
	 J.    Fiscal Year..............................................  8
	 K.    Transfer of Joint Venture Interests......................  8
	 L.    Relationship of the Parties..............................  8

SECTION 3:  MANAGEMENT OF THE JOINT VENTURE.............................  9
	 A.    Steering Committee.......................................  9
	 B.    Steering Committee Role..................................  9
	 C.    Steering Committee Meetings..............................  9
	 D.    Votes of the Steering Committee.......................... 10
	 E.    Operating Group.......................................... 10
	 F.    Delegation............................................... 10
	 G.    Party Contributions...................................... 10
	 H.    Third Party Costs........................................ 11

SECTION 4:  NON-COMPETITION............................................. 11
	 A.    AWT Non-Competition...................................... 11
	 B.    AWT Exceptions........................................... 11
	 C.    CTI Non-Competition...................................... 12
	 D.    CTI Exceptions........................................... 12
	 E.    Existing Municipalities.................................. 13
	 F.    Clarifications........................................... 13
	 G.    Solicitation of Employees................................ 13
	 H.    Injunctive Relief........................................ 13

SECTION 5:  NOTICE AND PURSUIT OF CERTAIN BUSINESS
		 OPPORTUNITIES.......................................... 14
	 A.    Notice................................................... 14
	 B.    Non-Municipal Sludge Projects............................ 14
	 C.    AWT Engineering Project Municipalities................... 14
	 D.    Evaluation of Project.................................... 15
	 E.    Vote on Projects......................................... 15
	 F.    Vote to Proceed:  Allocations............................ 15
	 G.    Expanded Non-Compete..................................... 16
	 H.    Vote Not to Proceed...................................... 16
	 I.    Deemed Vote Not to Proceed............................... 17
	 J.    CTI License.............................................. 17

SECTION 6:  FORMATION OF AND RELATIONSHIP WITH
	    SUBSIDIARIES................................................ 17
	 A.    Determination Regarding Subsidiaries..................... 17
	 B.    Formation of Subsidiaries................................ 18
	 C.    Project Implementation Services.......................... 18
	 D.    CTI License Agreement.................................... 19
	 E.    AWT License Agreements................................... 19
	 F.    Confidentiality Agreement................................ 20
	 G.    Reagent Supply........................................... 20
	 H.    Additional Services...................................... 20
	 I.    Liabilities to Third Parties............................. 21

SECTION 7:  AGRICULTURAL MATERIAL....................................... 21
	 A.    NEC Option............................................... 21
	 B.    Special Services......................................... 22
	 C.    Right to Assign.......................................... 22
	 D.    Indemnification.......................................... 22
	 E.    Certain Transfers........................................ 22

SECTION 8:  NEW TECHNOLOGY.............................................. 22
	 A.    Joint Venture New Intellectual Property.................. 22
	 B.    Development of Joint Venture New Intellectual
	       Property................................................. 23
	 C.    Party New Intellectual Property.......................... 23
	 D.    Certain Actions.......................................... 23

SECTION 9:  PERMITTING.................................................. 24

SECTION 10:  FINANCIAL ARRANGEMENTS..................................... 24
	 A.    Bonding Arrangements..................................... 24
	 B.    Other Financial Arrangements............................. 25
	 C.    Party Financing Arrangements............................. 25

SECTION 11:  REPRESENTATIONS AND WARRANTIES............................. 26
	 A.    CTI Representations and Warranties....................... 26
	 B.    AWT Representations and Warranties....................... 28

SECTION 12:  CONFIDENTIAL AND PROPRIETARY INFORMATION................... 29
	 A.    Provision of Confidential Information.................... 29
	 B.    Inclusions............................................... 29
	 C.    Exceptions............................................... 30
	 D.    Need to Know............................................. 31
	 E.    Permitted Purposes....................................... 31
	 F.    Return of Confidential Information....................... 31
	 G.    Survival of Obligations.................................. 31
	 H.    Injunctive Relief........................................ 31

SECTION 13:  STOCK OPTIONS.............................................. 32
	 A.    Cash Option.............................................. 32
	 B.    Vesting Options.......................................... 32
	 C.    Earn in Options.......................................... 33
	 D.    Performance Criteria for Earn In Options................. 34
	 E.    Restrictions............................................. 34
	 F.    Injunctive Relief........................................ 35
	 G.    Survival of Obligations.................................. 36

SECTION 14:  JOINT VENTURE BOOKS OF ACCOUNT, AUDITS
		  AND ACCOUNTING........................................ 36
	 A.    Responsibility for Records............................... 36
	 B.    Audits................................................... 36
	 C.    Right of Inspection...................................... 36
	 D.    Presentation of Records.................................. 36

SECTION 15:  COMPLIANCE WITH LAW........................................ 37

SECTION 16:  TERM OF AGREEMENT AND TERMINATION.......................... 37
	 A.    Term..................................................... 37
	 B.    Termination.............................................. 37
	 C.    Effect of Termination.................................... 38
	 D.    Bankruptcy............................................... 39

SECTION 17:  DISPUTES................................................... 40
	 A.    Resolution of Disputes................................... 40
	 B.    Notice of Meeting........................................ 40
	 C.    Act Governs.............................................. 40
	 D.    Notice of Dispute........................................ 41
	 E.    Selection of Umpire...................................... 41
	 F.    Proceeding............................................... 42
	 G.    Fees..................................................... 42
	 H.    Provisional Relief....................................... 42
	 I.    Timing of Decision....................................... 42
	 J.    Act Governs Proceedings.................................. 42
	 K.    Counsels................................................. 42
	 L.    Extensions............................................... 43

SECTION 18:  INDEMNITY.................................................. 43

SECTION 19:  ASSIGNMENT................................................. 43
	 A.    Permitted Assignees...................................... 43
	 B.    Effect of Assignment..................................... 44

SECTION 20:  MISCELLANEOUS.............................................. 44
	 A.    Force Majeure............................................ 44
	 B.    Maintenance and Access to Records........................ 44
	 C.    Obligations.............................................. 44
	 D.    Publicity................................................ 46
	 E.    Further Assurances....................................... 46
	 F.    Full Agreement of the Parties............................ 46
	 G.    Notices.................................................. 47
	 H.    Agency Limitation........................................ 47
	 I.    Schedules and Appendices................................. 47
	 J.    Applicable Law........................................... 48
	 K.    Successors and Assigns................................... 48
	 L.    Counterparts............................................. 48


			    TABLE OF SCHEDULES


SCHEDULE 1                 CHEMFIX INTELLECTUAL PROPERTY

	       CHEMFIX TECHNOLOGIES, INC. UNITED STATES
	       TRADEMARKS AND SERVICE MARKS

SCHEDULE 4D                CTI EXISTING MUNICIPALITIES

SCHEDULE 4F                AWT ALTERNATE TECHNOLOGY
	       ENGINEERING PROJECT MUNICIPALITIES

SCHEDULE 11A(7)            PATENTS, LICENSES AND AGREEMENTS


				APPENDICES

APPENDIX A                 OPTION AGREEMENT


	       This JOINT VENTURE AND OPTION AGREEMENT (the "Agreement") entered into as of the 1st day of September, 1989, by and between Air & Water Technologies Corporation ("AWT"), a Delaware corporation, having its principal place of business at Route 22 West & Station Road, Branchburg, New Jersey 08853 with a post office address of P.O. Box 1500, Somerville, New Jersey 08876; and Chemfix Technologies, Inc. ("CTI"), a Delaware corporation, having its principal place of business at 2424 Edenborn Avenue, Metairie, Louisiana 70001.


			   W I T N E S S E T H:


	       WHEREAS AWT and the other AWT Companies are engaged in the business of the treatment of sewage, the production of sewage sludge and the design and construction of sludge management systems; have established operating relationships with sewage sludge and septage producers throughout the United States and Puerto Rico; and have developed a financing capability for such projects; and

	       WHEREAS, CTI and the other CTI Companies are in the business of the design, installation and operation of the Chemfix Process and have produced a soil-like product determined to be suitable for re-use as bulk fill and/or landfill cover material by several state regulatory agencies; and

	       WHEREAS, CTI currently holds several patents issued by the U.S. Patent and Trademark Office relating to processes and equipment used to treat and convert sludge into a recyclable, soil-like product; and

	       WHEREAS, the Parties desire to establish a national, joint venture relationship for the purpose of selecting specific projects for participation by the Parties resulting in the re-use and recycling of municipal sewage sludge and septage as bulk fill and/or landfill cover material using CTI's proprietary solidification/chemical fixation technology;

	       NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties mutually agree as follows:

SECTION 1:  CERTAIN DEFINITIONS

	       As used herein, the following terms shall have the following meanings:

	       Acceptance Tests - shall have the meaning set forth in Section
6C.

	       Act - shall have the meaning set forth in Section 17C.

	       Additional Earn in Options - shall have the meaning set forth in Section 13C.

	       Agreement - shall mean this Joint Venture and Option Agreement, as the same may be amended by mutual agreement of AWT and CTI from time to time.

	       Aggregate Earn in Options - shall have the meaning set forth in
Section 13C.

	       Aggregate Net Profits - shall mean the Net Profits of the Joint Venture and all Subsidiaries aggregated.

	       Alternate Technology - shall mean any and all methods of treating Municipal Sludge using technologies other than Chemical Fixation Technology, including, but not limited to aerobic digestion, air drying, anaerobic digestion, composting, heat drying, heat treatment, beta ray irradiation, gamma ray irradiation, pasteurization, incineration, land application and all forms of wet air oxidation.

	       Analytical Services Agreement - shall have the meaning set forth in Section 13D.

	       Assignee - shall mean any party to whom AWT assigns any Options granted by CTI to AWT pursuant to this Agreement and any assignee or remote assignee of such party.

	       AWT - shall mean Air & Water Technologies Corporation and its successors and assigns.

	       AWT Companies - shall mean AWT and its direct and indirect wholly-owned or majority-owned subsidiaries, whether now existing or hereinafter formed.

	       AWT Chemical Fixation Engineering Project Municipalities - shall have the meaning set forth in Subsection 4B of this Agreement.

	       AWT Chemical Fixation Engineering Project Municipalities List - shall have the meaning set forth in Subsection 4B of this Agreement.

	       AWT Engineering Project Municipalities List - shall have the meaning set forth in Subsection 5C of this Agreement.

	       Cash Option - shall mean the option CTI grants to AWT pursuant to Subsection 13A of this Agreement.

	       Cash Option Price - shall mean the price of the Cash Option as set forth in Subsection 13A.

	       Chemfix Intellectual Property - shall mean all right, title and interest of the CTI Companies in and to all U.S. patents, U.S. patent applications, trademarks, service marks, trade names, copyrights, inventions, improvements, processes, trade secrets and know-how of the CTI Companies, U.S. or foreign, used in the Chemfix Process as of the date of this Agreement as it relates to the treatment of Municipal Sludge.

	       Chemfix Patents and Trademarks - shall mean all patents and trademarks of CTI relating to the Chemfix Process set forth in Schedule 1 hereto.

	       Chemfix Process - shall mean the Chemical Fixation Technologies practiced by the CTI Companies from time to time utilizing, among other things, Chemfix Intellectual Property.

	       Chemical Fixation Technology - shall mean any and all methods and technologies for the treatment of Municipal Sludge using solidification or chemical fixation, including, without being limited to, the Chemfix Process, lime stabilization and lime conditioning, but not including the treatment of Municipal Sludge using Alternate Technology.

	       Confidentiality Agreement - shall have the meaning set forth in
Section 6F.

	       Confidential Information - shall have the meaning set forth in
Section 12.

	       Cost - shall mean the direct cost of the services or material which either of the Parties supplies to the Joint Venture or any Subsidiary, including, without being limited to, salaries, benefits and out-of-pocket expenses, but not including any profit margin or overhead for such Party.

	       CTI - shall mean Chemfix Technologies, Inc. and its successors and assigns.

	       CTI Companies - shall mean CTI and its direct or indirect wholly-owned or majority-owned subsidiaries, whether now existing or hereinafter formed, including but not limited to: BTC Environmental Inc., Chemfix International, Inc., Chemfix Environmental Services, Inc., Chemfix of Massachusetts, Inc., Environmental Industrial Research Associates, Inc., Houma Fluid Services, Inc and VenVirotek.

	       CTI Existing Municipalities - shall have the meaning set forth in Subsection 4D of this Agreement.

	       Dispute Notice - shall have the meaning set forth in Section
16B3(b).

	       Earn in Options - shall mean the stock options which CTI grants to AWT pursuant to Subsection 13C of this Agreement.

	       Earn in Maximum - shall have the meaning set forth in Section
13C.

	       Extension Term - shall mean each and every additional one-year renewal term of this Agreement, the first of which may begin at the end of the Initial Term.

	       Initial Term - shall mean the initial term of this Agreement, which shall be for a period of five (5) years from the date first set forth above.

	       Joint Venture - shall mean the unincorporated joint venture formed by AWT and CTI pursuant to this Agreement to be known as "Renewable Earth Products, a Joint Venture".

	       Joint Venture New Intellectual Property - shall have the meaning set forth in Section 8A.

	       License Agreement - shall have the meaning set forth in Section
6D.

	       Municipality - shall mean any governmental body or entity, including, but not limited to cities, towns, counties or states, and any agency or authority thereof, including regional agencies.

	       Municipal Sludge Project - shall mean any project in the United States and/or Puerto Rico related to (i) the treatment of municipal sludge utilizing Chemical Fixation Technology (including, without being limited to, the Chemfix Process) which produces a product which is suitable for use as bulkfill, strip mine reclamation, land reclamation material, erosion control material, agricultural material, landfill cover material and/or landfill, and/or (ii) the provision of services ancillary to the projects referred to in clause (i), which services may include, but are not necessarily limited to, dewatering, designing, engineering, construction management, facility operation and maintenance, equipment procurement, transportation, disposal and marketing of end product services. Notwithstanding the foregoing, the term "Municipal Sludge Project" shall not include any project related to the treatment of Municipal Sludge utilizing lime stabilization and/or lime conditioning to the extent that the product which is produced is used for agricultural material or disposed of as a waste in landfill. (By way of clarification, nothing contained in clause (i) of the definition of Municipal Sludge Project shall be deemed to include projects involving the treatment of Municipal Sludge using Alternate Technology, and nothing contained in clause
(ii) of the definition of Municipal Sludge Project shall be deemed to include any service performed by any of the AWT Companies or any of the CTI Companies where such services are not in connection with the treatment of Municipal Sludge utilizing Chemical Fixation Technology.)

	       Municipal Sludge - shall mean sewage sludge and septage produced at privately-owned or publicly-owned Municipal, county, state or regional wastewater and/or sewage facilities, and/or produced by individual residences or business that do not have public sewer service. For the purposes of resolving any questions regarding the interpretation of the preceding sentence, the term Municipal Sludge shall have the same meaning as such term has in various federal and state statutes and regulations applicable to the regulation of sewage sludge and septage.)

	       Net Profits - shall mean, with respect to the Joint Venture or any Subsidiary for any given fiscal year, pre-tax profits (or losses) calculated in accordance with generally accepted accounting principles applied on a consistent basis.

	       Neutral Accountants - shall have the meaning set forth in
Section 16B3(b).

	       Operating Group - shall have the meaning set forth in Subsection 3E.

	       Option Agreement - shall mean the form of Option Agreement appended to this Agreement as Appendix A.

	       Options - shall mean the stock options granted concurrently herewith and to be granted by CTI to AWT pursuant to Section 13 hereof.

	       Party - shall mean AWT acting on behalf of itself and the other AWT Companies or CTI acting on behalf of itself and the other CTI Companies, as the context may require.

	       Party New Intellectual Property - shall have the meaning set forth in Section 8C.

	       Project Implementation Services - shall have the meaning set forth in Section 6C.

	       Project Notice - shall have the meaning set forth in Section 5.

	       Request to Vote - shall have the meaning set forth in Subsection 5E of this Agreement.

	       Representatives - shall have the meaning set forth in Section
12D.

	       Steering Committee - shall mean the management organ of the Joint Venture formed pursuant to Section 2 hereof.

	       Subsidiary - shall mean any corporation, partnership or other business entity formed at the direction of the Steering Committee of the Joint Venture and owned by the Joint Venture or jointly by any of the AWT Companies, on the one hand, and any of the CTI Companies, on the other hand.

	       Vesting Options - shall mean the stock options which CTI grants to AWT pursuant to Subsection 13B of this Agreement.

	       Vesting Option Price - shall mean the exercise price of the Vesting Options as set forth in Subsection 13B of this Agreement.

	       Voting Shares - shall mean all issued and outstanding common shares of CTI plus all issued and outstanding "common stock equivalents" of CTI as the term "common stock equivalents" is used in generally accepted accounting principles.


SECTION 2:  FORMATION OF THE JOINT VENTURE

	       A. Formation. AWT acting on behalf of itself and the other AWT Companies and CTI acting on behalf of itself and the other CTI Companies hereby associate themselves to form an unincorporated joint venture (the "Joint Venture") pursuant to the laws of the State of New Jersey for the limited purposes and upon the terms, provisions and conditions set forth in this Agreement.

	       B. Name and Filings. The name of the Joint Venture shall be "Renewable Earth Products, a Joint Venture". The Steering Committee of the Joint Venture shall cause to be executed and filed of record all assumed or fictitious name certificates and other certificates required by law in connection with the formation and operation of the Joint Venture.

	       C. Place of Business. The principal place of business of the Joint Venture shall be located in Branchburg, New Jersey or such other place or places as the Steering Committee of the Joint Venture shall determine from time to time.

	       D. Purpose. The purpose of the Joint Venture shall be to evaluate Municipal Sludge Projects and to pursue and implement such selected Municipal Sludge Projects as the Steering Committee of the Joint Venture shall determine from time to time.

	       E. Other Purposes. The Joint Venture may also explore other business concepts, including, without being limited to: the development of a landfill cover and closure business; the securing of state and federal rulings on the derived product designating it as a "non sludge" product; and, as may be specifically agreed to by the Parties, the application of other Municipal Sludge reuse and recycling technologies that provide environmentally sound, inexpensive means of Municipal Sludge processing and disposal.
Notwithstanding the foregoing, the purpose of the Joint Venture shall not include and the Joint Venture shall not be authorized to pursue any of the business concepts except for those set forth in Subsection 2D of this Agreement unless the Parties shall approve in writing the expansion of the purpose of the Joint Venture to include such new business concepts.

	       F. Uniform Partnership Act. Except as expressly stipulated to the contrary in this Agreement, the rights and obligations of AWT and CTI between themselves and the administration, termination and liquidation of the Joint Venture shall be governed by the New Jersey Uniform Partnership Act, as amended.

	       G. Equal Interests. AWT and CTI shall each have an equal interest in the Joint Venture and shall share equally all profits, losses, liabilities and other economic benefits and burdens of the Joint Venture. The Joint Venture shall distribute any net profits of the Joint Venture on an equal basis to AWT and CTI at such times as the Steering Committee shall determine from time to time.

	       H. Joint Venture Property. Any property that is acquired by the Joint Venture shall be beneficially owned jointly by AWT and CTI in equal proportion, and such ownership shall be subject to all terms and conditions of this Agreement. Each of AWT and CTI hereby expressly waive the right to require partition of any assets of the Joint Venture or any part thereof.

	       I. Contributions. Neither AWT nor CTI shall be required to make capital contributions to the Joint Venture. However, each Party shall be required to provide such services and make such other non-cash contributions to the Joint Venture as set forth in this Agreement. Except to the extent otherwise agreed in advance of any cash contribution, in the event that either or both of the Parties voluntarily make cash contributions to the Joint Venture, the Party making such cash contribution shall have the right upon thirty (30) days prior notice to demand and receive a return of such cash contribution.

	       J. Fiscal Year. The fiscal year of the Joint Venture and any Subsidiary created by the Joint Venture pursuant to this Agreement shall end on August 31.

	       K. Transfer of Joint Venture Interests. Except as set forth in Section 19 of this Agreement, neither AWT nor CTI may, without the prior written consent of the other Party, sell, assign, transfer, encumber, hypothecate, mortgage, pledge or otherwise dispose of any part of its right, title or interest in the Joint Venture or this Agreement. Any attempted assignment or transfer by a Party of any interest in the Joint Venture in violation of this Subsection shall be void and confer no rights upon any third person.

	       L. Relationship of the Parties. The relationship of the Parties shall be a joint venture for the sole purposes of carrying out the activities provided for in this Agreement. No provision of this Agreement shall be construed to constitute the Parties as members of any partnership, association, syndicate or other entity except to the extent expressly provided for in this Agreement. Nothing contained in this Agreement shall be construed as constituting any Party as the agent or partners of the other Party or as conferring on any Party the authority to enter into any contract to make any legal commitment or other binding obligation on behalf of the Joint Venture without the prior approval of the Steering Committee or on behalf of the other Party under any circumstances.


SECTION 3:  MANAGEMENT OF THE JOINT VENTURE

	       A. Steering Committee. The Joint Venture shall be managed by a Steering Committee which shall consist at all times of four (4) members. Each of AWT and CTI shall appoint two (2) members of the Steering Committee and may remove and replace any member so appointed at any time by written notice to the other Party. The initial members of the Steering Committee shall be Mark E. Alpert and Paul Alderdice, who are appointed by AWT, and Daniel N. Silverman III and David L. Donaldson, who are appointed by CTI. The Steering Committee shall always consist of an equal number of members appointed by each Party and so that AWT and CTI shall always have equal voting interests in the Joint Venture.

	       B. Steering Committee Role. The Steering Committee of the Joint Venture shall provide overall direction, guidance and decision-making with respect to all business activities of the Joint Venture. Accordingly, the activities of the Steering Committee shall include, but are not limited to: (i) deciding which Municipal Sludge Projects the Joint Venture should or should not undertake and the particular form of business relationship of any approved Municipal Sludge Project (e.g. separate corporation); (ii) establishing budgetary and contract policy for specific Municipal Sludge Projects of the Joint Venture; (iii) providing general administrative oversight of project development, marketing, and project implementation activities; (iv) approving all contracts executed by or on behalf of the Joint Venture; and (v) approving all borrowing by or on behalf of the Joint Venture.

	       C. Steering Committee Meetings. Meetings of the Steering Committee shall be held at such places and at such times as the Steering Committee shall determine from time to time. Each member of the Steering Committee shall be given reasonable notice of any meeting of the Steering Committee at which a vote is to be taken; provided, however, that no notice is necessary if all members of the Steering Committee are present or participating or if either before or after the meeting is held, those absent or not participating waive notice in writing. Meetings may be conducted by telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other. It is the intention of AWT and CTI that the Steering Committee shall meet in person alternately at CTI's offices in Metairie, Louisiana, or AWT's offices in Branchburg, New Jersey, at least once every eight (8) weeks.

	       D. Votes of the Steering Committee. Two members of the Steering Committee including one representative of each of AWT and CTI shall constitute a quorum for the transaction of business at a meeting of the Steering Committee; provided, however, that at each meeting at which a vote is taken there must be an equal number of representatives of AWT and CTI present in order for there to be a quorum. The vote of a majority of the members of the Steering Committee at a meeting at which a quorum is present shall constitute the act of the Steering Committee. Any action which may be taken at a meeting of the Steering Committee at which a quorum is present may also be taken by unanimous written consent of all members of the Steering Committee.

	       E. Operating Group. The Steering Committee shall establish an operating group (the "Operating Group") consisting of at least one representative functioning in the lead role for each of the Parties, plus an alternate. The Operating Group shall implement and conduct the daily project development activities, marketing, business/strategic planning, proposal development, and day-to-day interface with operating affiliates of the Parties as directed by the Steering Committee.

	       F. Delegation. It is the intent of the Parties that the Steering Committee may subsequently delegate most responsibilities reasonably necessary for the day-to-day operation of Joint Venture activities to the Operating Group and/or directly to any staff of the Subsidiaries.

	       G. Party Contributions. Unless otherwise agreed by the Steering Committee, the Parties shall contribute at no cost to the Joint Venture or to the other Party the resources of such Party and the time and efforts of its employees as determined by the Steering Committee to be reasonably necessary to initiate and continue the business activities of the Joint Venture consistent with the intent of this Agreement, including but not necessarily limited to meeting attendance, proposal development, and data gathering and background information development. With respect to the costs associated with pursuit of a given Municipal Sludge Project prior to the establishment of a Subsidiary with respect to such Municipal Sludge Project, each respective Party shall contribute the resources of such Party and the time and effort of its employees and the costs of such contributions shall not be chargeable to the Joint Venture, the applicable Subsidiary or the other Party, unless and to the extent otherwise agreed by the Steering Committee.

	       H. Third Party Costs. It is the intent of AWT and CTI to limit the expenses owing to third parties incurred by the Joint Venture in connection with the pursuit of prospective Municipal Sludge Projects prior to the establishment of a Subsidiary with respect to a given Municipal Sludge Project. To the extent that any such expenses owing to third parties are incurred either with respect to pursuit of a given prospective Municipal Sludge Project (e.g., legal fees, site evaluation and permitting, detailed engineering, etc.) or with respect to broad marketing activities applicable to multiple prospective Municipal Sludge Projects (e.g., preparation of brochures, trade show fees, etc.), the Party initiating the incurrence of such expense shall be responsible for the payment of such expense, unless and to the extent otherwise agreed by the Steering Committee.


SECTION 4:  NON-COMPETITION

	       A. AWT Non-Competition. Except in accordance with the procedures set forth in Section 5 of this Agreement and subject only to the exceptions set forth in Subsection 4B, AWT agrees on behalf of itself and the other AWT Companies not to knowingly engage or participate in, or attempt to engage or participate in, either directly or indirectly, Municipal Sludge Projects during the Initial Term and any Extension Terms of this Agreement and
(i) for one (1) year following the expiration or termination of this Agreement for any reason, or (ii) if terminated prior to expiration of the Initial Term, for two (2) years following termination of this Agreement for any reason.

	       B. AWT Exceptions. The provisions of Subsection 4A shall not apply to Municipal Sludge Projects: (i) where a Municipality specifies in a formal procurement document without the influence of any of the AWT Companies that the Municipal Sludge shall be treated utilizing a patented chemical fixation process which CTI does not and is legally unable to practice; (ii) where AWT and/or the other AWT Companies act primarily as, and only for so long as they act primarily as, consulting engineer or technical advisor for procurement for a Municipality and the applicable AWT Company reasonably determines that the submission to or pursuit by the Joint Venture of such Municipal Sludge Project would, or would reasonably be perceived to, compromise such AWT Company's independent professional judgment as a consulting engineer or technical advisor, as the case may be;
(iii) where an AWT Company acts primarily as facilities operator for a Municipality for a Municipal Sludge Project treatment facility and, except as provided in clause (ii) above, the technology utilized to treat the Municipal sludge is not chemical Fixation Technology; and (iv) where the Steering Committee has unanimously agreed that the provisions of Subsection 4A shall not apply to such Municipal Sludge Project. (The Municipalities which are covered by clauses (i), (ii) and (iii) of this Subsection 4B from time to time are hereinafter collectively referred to as the "AWT Chemical Fixation Engineering Project Municipalities".) AWT agrees to provide CTI with a list of the AWT Chemical Fixation Engineering Project Municipalities (the "AWT Chemical Fixation Engineering Project Municipalities List") at the beginning of every calendar quarter, which list shall identify whether AWT considers the Municipality to be covered by clause (i), (ii) or (iii) of this Subsection 4B; and provided, however, that AWT shall not be in default of the provisions of this sentence in the event that AWT unintentionally fails to include any Municipality which is covered by clauses (i), (ii) or (iii) of this Subsection 4B on such AWT Chemical Fixation Engineering Project Municipalities List.

	       C. CTI Non-Competition. Except in accordance with the procedures set forth in Section 5 of this Agreement and subject only to the exceptions set forth in Subsection 4D, CTI agrees on behalf of itself and the other CTI Companies not to knowingly engage or participate in, or attempt to engage or participate in, either directly or indirectly, municipal Sludge Projects during the Initial term and any Extension Terms of this Agreement. The foregoing prohibition shall be deemed to include, but not be limited to, a prohibition against CTI and the other CTI Companies licensing the Chemfix process for use in Municipal Sludge Projects, directly or indirectly, to any entity other than the Joint Venture, any Subsidiary, or any AWT Company.

	       D. CTI Exceptions. The provisions of Subsection 4C shall not apply to Municipal Sludge Projects: (i) with the Municipalities set forth on Schedule 4D hereto or contemplated in the agreements set forth in Schedule 4D hereto, (the "CTI Existing Municipalities"); (ii) with the AWT Chemical Fixation Engineering Project Municipalities; and (iii) where the steering Committee has unanimously agreed that the provisions of Subsection 4C shall not apply to such Municipal Sludge Project.

	       E. Existing Municipalities. Notwithstanding any of the other provisions of this Agreement, the AWT Companies agree not to participate in, or attempt to participate in, either directly or indirectly, any projects involving the treatment, recycling or disposal of Municipal Sludge using Chemical Fixation Technology or Alternate Technology at the CTI Existing Municipalities. CTI agrees to use reasonable efforts to enable AWT to participate in projects at the CTI Existing Municipalities, provided in each case that such efforts would not, in the sole discretion of CTI, create a conflict of interest, adversely impact CTI's legal position, or otherwise adversely affect CTI's relationship with the applicable Municipality.

	       F. Clarifications. By way of clarification and without intending to alter the meanings of Subsections A, B, C and D of this Section 4, (i) nothing contained in such Subsections A, B, C and D of this Section 4 is intended to prevent either Party from participating in projects which are not Municipal Sludge Projects (including, without being limited to, the projects set forth on Schedule 4F and other project involving the treatment of Municipal Sludge utilizing Alternate Technology) without the involvement of the Joint Venture, any Subsidiary or the other Party, except to the extent otherwise provided in Subsection 4E and 5G of this Agreement; and (ii) nothing contained in Subsections 4A and 4C of this Agreement is intended to prevent either Party from participating in Municipal Sludge Projects pursuant to Subsection 5H of this Agreement without the involvement of the Joint Venture, any Subsidiary or the other Party.

	       G. Solicitation of Employees. During the term of this Agreement and for a period of one (1) year thereafter, each Party agrees not to, directly or indirectly, solicit for employment or hire the employees of the other Party (including its affiliates), the Joint Venture or any Subsidiary without the written permission of the other Party.

	       H. Injunctive Relief. The Parties agree and acknowledge that, in the event of a breach or threatened breach of the provisions of this
Section 4 by any of the AWT Companies or any of the CTI Companies, monetary damages would be an inadequate remedy at law and that both preliminary and permanent equitable injunctive relief is necessary to protect the rights of the Parties. In the event of a breach of this Section 4 by either Party, the running of the non-compete covenants contained in this Section 4 relating to such Party shall be extended by that period of time during which such Party was found to be in breach.


SECTION 5:  NOTICE AND PURSUIT OF CERTAIN BUSINESS
		 OPPORTUNITIES

	       A. Notice. Except to the extent prohibited by law or contract, each Party agrees to use reasonable efforts to inform the Steering Committee in writing (the "Project Notice") of any and all projects involving the treatment, recycling or disposal of Municipal Sludge (including, without being limited to, the treatment of Municipal Sludge using Chemical Fixation Technology or Alternate Technology) as soon as reasonably possible after such Party learns of such project, but in no event later than the date such Party decides to submit a bid, proposal or formal contract offer with respect to such project; provided, however, that the AWT Companies shall not be required to provide the Steering Committee with notice of any projects of which any AWT Company becomes aware of by virtue of acting in the capacity of or bidding on a contract to become a (i) consulting engineer to a Municipality, (ii) technical advisor to a Municipality for procurement for a Municipal Sludge treatment facility, or (iii) facilities operator for a Municipality for a Municipal Sludge treatment facility which is not utilizing Chemical Fixation Technology and where there has been no change in the technology used for treating the Municipal Sludge from Alternate Technology to Chemical Fixation Technology at the commencement of or at any time during the period such AWT Company provides such facilities operation services. The Project Notice shall contain general information regarding the potential project, including, without being limited to, the identity of the Municipality, a brief description of the nature of the potential project and any bid specifications or proposed contract terms.

	       B. Non-Municipal Sludge Projects. Notwithstanding the notice requirements contained in Subsection 5A, either Party may proceed with the development, bidding, negotiation and consummation of any projects which are not Municipal Sludge Projects without the participation, permission or involvement of the other Party or the Joint Venture.

	       C. AWT Engineering Project Municipalities. AWT agrees to provide CTI upon request with a list of the Municipalities where any AWT Company serves, as of the date of such list, as a consulting engineer, technical advisor for procurement or facilities operator for a Municipality for a Municipal Sludge treatment facility (the "AWT Engineering Project Municipality List"); provided, however, that CTI may not make a request for such list more frequently than once every three months; and provided, further, that AWT shall not be in default of the provisions of this Subsection 5B in the event that AWT unintentionally fails to include any Municipality where any AWT Company serves as consulting engineer, technical advisor for procurement or facilities operator for a Municipality for a Municipal Sludge treatment facility on such AWT Engineering Project Municipality List.

	       D. Evaluation of Project. After the Steering Committee receives a Project Notice from either Party or otherwise learns of a prospective Municipal Sludge Project, the Steering Committee shall, within such time period as shall be reasonable under the circumstances, conduct an evaluation of the prospective Municipal Sludge Project to determine whether to bid upon or otherwise pursue such prospective Municipal Sludge Project. In conducting such evaluation, the Steering Committee shall consider, among other things, the technical applicability, cost/pricing strategy, regulatory environment, likely competition, available disposal options and necessary financing arrangements.

	       E. Vote on Projects. After completing such evaluation as may be appropriate under the circumstances, either Party may, by written notice to the other Party (the "Request to Vote"), request that the Steering Committee vote as to whether or not to bid upon or otherwise pursue the prospective Municipal Sludge Project. The Steering Committee shall conduct such vote within ten (10) days after the receiving Party has received such Request to Vote, unless otherwise agreed by the Steering Committee. In the event that the Steering Committee does not conduct such vote within such ten
(10) day period, the Party receiving such Request to Vote shall be deemed to have voted not to pursue such prospective Municipal Sludge Project for the purposes of this Section 5.

	       F. Vote to Proceed: Allocations. In the event that the Steering Committee votes to pursue a given Municipal Sludge Project, the Parties shall pursue such Municipal Sludge Project only through the Joint Venture or a Subsidiary established by the Joint Venture and only in accordance with the terms and conditions of this Agreement. At such stage in the process of pursuing the Municipal Sludge Project as the Steering Committee deems appropriate, the Parties shall establish a separate Subsidiary for the purposes of further pursuing and conducting the Municipal Sludge Project. Notwithstanding any other provisions of this Agreement to the contrary and unless otherwise agreed in writing by both Parties, each Party shall own an equal interest in any Subsidiary, shall share any profits and losses of any Subsidiary on an equal basis, and shall share any other benefits, burdens, risks and liabilities associated with such Subsidiary on an equal basis.

	       G. Expanded Non-Compete. In the event that the Steering Committee votes to pursue a given prospective Municipal Sludge Project, neither the AWT Companies nor the CTI Companies shall thereafter knowingly engage or participate in, directly or indirectly, any activity involving the treatment, recycling or disposal of Municipal Sludge of such Municipality, including, without being limited to, treatment by Chemical Fixation Technology or Alternate Technology; provided, however, that either Party may continue any activities at the applicable site of the applicable Municipality which are not prohibited by Section 4 of this Agreement and which pre-dated the affirmative vote of the Steering Committee. Notwithstanding the provisions of the preceding sentence, AWT or CTI may request the consent of the other Party, which request shall be responded to promptly and which consent shall not be unreasonably withheld, to:

	       (a) submit bids to the applicable Municipality for the treatment of Municipal Sludge using Alternate Technology if the Municipality has specified in advance in a formal procurement document that it intends to award multiple bids to contractors using Chemical Fixation Technology and Alternate Technology; (e.g., Municipality specifies 50% Chemical Fixation Technology and 50% composting), or

	 (b) submit bids to the Municipality for other projects using Alternate Technology within the Municipality at other separate and geographically distinct sites for which separate bids have been solicited.
For the purposes of this Subsection 5G, the only reasonable grounds for withholding a consent requested pursuant to this Subsection shall be where the requested bid would materially decrease: (i) the chance that a bid of a Subsidiary would be successful, (ii) the volume of Municipal Sludge which would be awarded to a Subsidiary pursuant to a successful bid, or (iii) the chance that the Joint Venture or the applicable Subsidiary would be able to successfully implement a Municipal Sludge Project.

	       H. Vote Not to Proceed. In the event that the Steering Committee votes not to pursue a given prospective Municipal Sludge Project,

	       (a) the Party which has voted or has been deemed to have voted not to pursue such Municipal Sludge Project shall not thereafter participate, directly or indirectly, in such Municipal Sludge Project using Chemical Fixation Technology alone or in combination with any third party, unless the other Party consents to such participation in writing; and

	       (b) the other Party shall be entitled to participate in such Municipal Sludge Project alone or in combination with any third party using Chemical Fixation Technology or Alternate Technology without the involvement of the other Party, the Joint Venture or any Subsidiary.

	       I. Deemed Vote Not to Proceed. In the event that either Party is willing to pursue a prospective Municipal Sludge Project, but (i) is not willing to share the ownership, benefits and burdens of such Municipal Sludge Project on an equal basis in accordance with the provisions of Subsection 5F or (ii) is not willing to provide services to the Joint Venture or any Subsidiary with respect to such prospective Municipal Sludge Project pursuant to Sections 6 or 9 hereof at Cost or estimated Cost, such Party shall be deemed to have voted not to pursue such Municipal Sludge Project for the purposes of this Section 5.

	       J. CTI License. In the event that CTI is the Party which has voted or has been deemed to have voted not to pursue a given prospective Municipal Sludge Project, CTI shall, upon request from AWT, license to an AWT Company so much of the Chemfix Intellectual Property as shall be necessary or appropriate for AWT to pursue such Municipal Sludge Project at a commercially reasonable royalty rate to be mutually agreed upon between the Parties at the time of the grant of such license.


SECTION 6:  FORMATION OF AND RELATIONSHIP WITH SUBSIDIARIES

	       A. Determination Regarding Subsidiaries. Project-specific, organizational and contractual arrangements shall be established by the Steering Committee for each Municipal Sludge Project actively bid or otherwise pursued during the term of this Agreement. Unless otherwise determined by the Steering Committee, upon approval by the Steering Committee of a Municipal Sludge Project to be pursued by the Joint Venture, the Joint Venture shall direct the formation of a Subsidiary, which shall be the entity through which the Joint venture pursues that particular Municipal Sludge Project.

	       B. Formation of Subsidiaries. The Subsidiary shall be established under the laws of the State of Delaware and shall have as its principal place of business the same principal place of business as the Joint Venture, unless the Steering Committee determines that for purposes of bidding and/or pursuing the target Municipal Sludge Project, other arrangements are preferable. Each Subsidiary shall have the number of directors on its board or controlling partners as shall be determined by the Steering Committee, provided, however, that each Party shall be equally represented on the body managing the affairs of each Subsidiary. The terms of the certificate of incorporation, by-laws, partnership agreements and/or management procedures for each Subsidiary shall be, to the extent applicable and where permitted by law, substantially similar to those of the Joint Venture.

	       C. Project Implementation Services. For each Subsidiary formed by the Joint Venture in connection with a Municipal Sludge Project, where applicable, the appropriate CTI Company and the appropriate AWT Company shall each enter into agreements with each Subsidiary pursuant to which such CTI Company and AWT Company, respectively, shall agree to provide or arrange for the provision of certain project implementation services (the "Project Implementation Services") to the Subsidiary, including, without being limited to, laboratory analysis, engineering analysis, equipment design, equipment procurement, mobilization, equipment assembly, reagent procurement, acceptance testing and related services. Such Project Implementation Services shall be provided by such CTI Company and such AWT Company at the lesser of Cost or estimated Cost. Unless otherwise provided in the applicable agreements, in the event that such CTI Company or such AWT Company agrees to provide such Project Implementation Services to the Subsidiary at estimated Cost and the actual Cost of providing such Project Implementation Services exceeds the estimated Cost, such CTI Company or AWT Company, as the case may be, shall be responsible for the amount by which actual Costs exceed the estimated Costs and shall not be entitled to reimbursement for such excess Costs from the Subsidiary, the Joint Venture or the other Party, unless otherwise agreed by the Steering Committee. Such Project Implementation services and any dewatering and/or treatment facilities constructed pursuant thereto shall be accepted by the Subsidiary pursuant to acceptance tests agreed upon among the applicable Party, the Steering Committee and the Subsidiary (the "Acceptance Tests"), which Acceptance Tests shall be sufficient for the Subsidiary to meet any applicable requirements established by the applicable Municipality in connection with the Municipal Sludge Project and/or any agreed upon regulatory permit conditions required for the operation of the facility. In the event that the Acceptance Tests in such agreements are not met, such CTI Company or such AWT Company, as the case may be, shall, subject to such terms and conditions as shall be mutually agreed upon among the Parties, the Steering Committee and the Subsidiary, continue to provide such Project Implementation Services until the Acceptance Tests are met. In the event that the Acceptance Tests have been met, such CTI Company or such AWT Company, as the case may be, shall have no further liability to the Subsidiary, the Joint Venture or the other Party with respect to the provision of such Project Implementation Services or the operation of the facilities.

	       D. CTI License Agreement. For each Subsidiary formed by the Joint Venture for the purposes of pursuing a Municipal Sludge Project, CTI shall, where appropriate, enter into a license agreement (the "License Agreement") with each Subsidiary at no cost to such Subsidiary pursuant to which CTI, as licensor, shall license to each Subsidiary, as Licensee, so much of the Chemfix Intellectual Property as shall be necessary or appropriate for such Subsidiary to conduct its intended business purposes. The License Agreement shall contain such terms and conditions as CTI and the Steering Committee shall agree upon from time to time. However, unless not necessary or appropriate for a given Municipal Sludge Project, the License Agreement shall (i) grant the Subsidiary rights to use the Chemfix Intellectual Property for the purposes of the Municipal Sludge Project with the applicable Municipality, subject, if applicable, to those agreements identified on
Schedule 4D to this Agreement and licenses granted to other Subsidiaries; (ii) provide that the rights of the Subsidiary to use the Chemfix Intellectual Property shall be for the term of the agreement between the Subsidiary and the applicable Municipality and shall survive the termination of the Joint Venture or the expiration or termination of this Agreement for any reason; and (iii) include representations by the CTI Companies that they own or have the right to license the Chemfix Intellectual Property; and (iv) provide that the Subsidiary shall be indemnified by CTI against the Chemfix Patents and Trademarks infringing the proprietary rights of others.

	       E. AWT License Agreements. In the event that any of the AWT Companies own as of the date of this Agreement any proprietary information or intellectual property which would be useful to any Subsidiary for the purposes of conducting its intended business purposes, the AWT Companies shall contribute and/or license such proprietary information or intellectual property to such Subsidiary on substantially the same terms and conditions as the License Agreement; provided, however, that, under appropriate circumstances, the applicable AWT company may charge the Subsidiary a license fee which reasonably reflects the fair market value of such proprietary information or intellectual property or reasonably reflects an allocable portion of the Cost of the development of such proprietary information or intellectual property.

	       F. Confidentiality Agreement. Where appropriate, each Subsidiary shall enter into a confidentiality, non-disclosure and/or non-competition agreement (a "Confidentiality Agreement") with any party which provides services to such Subsidiary (including, without being limited to, any AWT Company or any CTI Company) on such terms and conditions as the Steering Committee, the Subsidiary, AWT, CTI and such other party shall mutually agree upon. It is the intention of the Parties that any such Confidentiality Agreements shall provide, at a minimum, that such other party shall not use confidential and proprietary information learned from the Subsidiary, AWT or CTI, as the case may be, to compete against the Subsidiary, AWT or CTI, as the case may be.

	       G. Reagent Supply. CTI shall have the right to identify and select the suppliers of reagents used by the Joint Venture or any Subsidiary in the treatment of Municipal Sludge using Chemical Fixation Technology and to procure or arrange for the procurement of such reagents at competitive prices from such suppliers on behalf of the Joint Venture or the Subsidiary; provided, further, that the price to the Joint Venture or the Subsidiary, as the case may be, of such reagents shall not include, directly or indirectly, any profit or overhead of CTI.

	       H. Additional Services. The AWT Companies may provide additional services to the Joint Venture or any Subsidiary, including, without being limited to, the following:

	       1. Technical analyses needed to support specific permit applications and associated regulatory agency mandated environmental studies;

	       2. Engineering and design of processing facilities related to the total project concept proposed to a Municipal Sludge generator;

	       3.    Construction management;

	       4.    Equipment procurement;

	       5. Studies needed to assess the applicability of the Chemfix Process or the utilization of the end product;

	       6.    Overall program management; and

	       7.    Facility operation and maintenance.

The CTI Companies may provide additional services to the Joint Venture or any Subsidiaries, including, without being limited to, the following:

	       1.    Technical review of the Chemfix Process applicability;

	       2. Laboratory analyses of Municipal Sludge, septage, or other liquid non-hazardous wastes;

	       3.    Equipment procurement;

	       4.    Facility operation and maintenance;

	       5. Engineering and design of processing facilities related to the total project concept proposed to a Municipal Sludge Generator; and

	       6. Studies needed to assess the applicability of the Chemfix Process or the utilization of the end product.

	       Unless otherwise required by the applicable Party at the time of the agreement to provide such additional services, all additional services provided by the Parties to the Subsidiaries shall be provided at the lesser of Cost or estimated Cost.

	       I. Liabilities to Third Parties. Neither the Joint Venture nor the Subsidiary shall assume any liability to third parties in connection with the sale or other disposition of the end product resulting from the treatment of Municipal Sludge utilizing Chemical Fixation Technology without the prior approval of the Steering Committee of the Joint Venture.


SECTION 7:  AGRICULTURAL MATERIAL

	       A. NEC Option. National Environmental Controls, Inc. ("NEC") shall have the exclusive right to purchase for agricultural use any or all of the treated Municipal Sludge produced by the Joint Venture or any Subsidiary that has not been contractually committed for an end use as bulkfill, strip mine reclamation, land reclamation, erosion control, or landfill cover material on terms and conditions not materially different than the option CTI granted to NEC pursuant to a Naturite Purchase Option Agreement dated November 30, 1988, a copy of which has been provided to AWT as of the date of this Agreement. (Pursuant to such agreement, the Joint Venture or the Subsidiary, as the case may be, will be entitled to the greater of one third (1/3) of the net profits realized by NEC in connection with the treated Municipal Sludge purchased by NEC or one dollar ($1.00) per ton.)

	       B. Special Services. The applicable Subsidiary shall be obligated to perform such additional treatment procedures and services as shall be reasonably required by NEC in order to meet the reasonable agricultural material requirements of NEC, provided that neither the Joint Venture nor the Subsidiary shall incur any additional costs or obligations which are not reimbursed or assumed by CTI or NEC.

	       C. Right to Assign. NEC shall have the right to assign the rights and options set forth in this Section 7 to a wholly owned subsidiary of NEC without the prior consent of AWT, the other AWT Companies, the Joint Venture or any of the Subsidiaries, provided that NEC shall have provided AWT with prior written notice of such assignment.

	       D. Indemnification. CTI shall indemnify the AWT Companies, the Joint Venture or the Subsidiaries, as the case may be, for any losses, liabilities, claims, damages, including reasonable attorneys' fees and costs, amounts paid in fines or settlement, suffered, paid or otherwise incurred by the Joint Venture or Subsidiary, as the case may be, arising out of the option granted to NEC pursuant to this Section 7, unless such action is based on the willful misconduct or gross negligence of the Subsidiary or AWT.

	       E. Certain Transfers. The Joint Venture and/or any of the Subsidiaries shall not utilize or sell, give or otherwise transfer treated Municipal Sludge to any third party which intends to utilize treated Municipal Sludge as agricultural material except as provided herein.


SECTION 8:  NEW TECHNOLOGY

	       A. Joint Venture New Intellectual Property. In the event that the Joint Venture, any Subsidiary or any employees thereof conceive of and/or develop any new patents, copyrights, trade secrets, processes, discoveries, inventions or other forms of proprietary know-how (collectively "Joint Venture New Intellectual Property"), all ownership rights in such Joint Venture New Intellectual Property shall belong to the Joint Venture or the Subsidiary, as the case may be, it being understood and agreed that it is the intention of the Parties that each Party shall have an equal interest in the Joint Venture New Intellectual Property through their equal respective interests in the Joint Venture or the Subsidiary, as the case may be. The Joint Venture or any Subsidiary, as the case may be, shall, upon request, grant to the Joint Venture, other Subsidiaries and each Party a non-exclusive, free, perpetual license to use such Joint Venture New Intellectual Property.

	       B. Development of Joint Venture New Intellectual Property. In the event that the Joint Venture, any Subsidiary or any employees thereof conceive of any Joint Venture New Intellectual Property but the Joint Venture or Subsidiary, as the case may be, does not choose to invest in the costs of developing and/or patenting such Joint Venture New Intellectual Property, then such Joint Venture or Subsidiary shall, upon request, assign their rights in such Joint Venture New Intellectual Property to either or both of the Parties at no cost.

	       C. Party New Intellectual Property. In the event that either Party conceives of and/or develops patents, copyrights, trade secrets, processes, discoveries, inventions or other proprietary know-how, singly or jointly with third parties, whether pursuant to a contract or subcontract with any Subsidiary or otherwise, (collectively "Party New Intellectual Property"), such Party New Intellectual Property shall belong to such Party. In the event that any portion of such Party New Intellectual Property would be useful to the Joint Venture or any Subsidiary, such Party shall, to the extent and on such contractual terms as it is legally able, license such Party New Intellectual Property to the Joint Venture or such Subsidiary on substantially the same terms and conditions as the License Agreement; provided, however, that, under appropriate circumstances, the applicable AWT Company or CTI Company, as the case may be, may charge the Subsidiary a license fee which reasonably reflects the fair market value of such Party New Intellectual Property.

	       D. Certain Actions. Neither Party shall take any action which would detract from the ability of the Joint Venture, any Subsidiary or the other Party, as the case may be, to patent any Joint Venture New Intellectual Property or Party New Intellectual Property.

SECTION 9:  PERMITTING

	       Unless any CTI Company or AWT Company is already a permittee for a specific Municipal Sludge Project or is in the process of securing specific permits (in which case such entity will use its best efforts to transfer the permit to the Subsidiary at no cost), the Subsidiary will obtain all necessary permits in its own name (which shall become an asset of that Subsidiary) with the Parties contributing all existing information reasonably necessary to obtain permits at no cost to that Subsidiary; provided, however, that AWT or CTI, as the case may be, will be compensated for any unusual costs agreed upon by the Steering Committee. It is further understood by the Parties that should additional costs be incurred in conducting legal research and technical studies and analyses required by state and/or Federal regulatory agencies, such costs would be reimbursed through Municipal Sludge Project processing fees.


SECTION 10:  FINANCIAL ARRANGEMENTS

	       A. Bonding Arrangements. The Parties agree that a material part of this Agreement is the commitment by AWT and the other AWT Companies to jointly present with CTI specific Municipal Sludge Project opportunities to AWT's current bonding company, Reliance Insurance Group ("Reliance") or any successor bonding company. AWT agrees that it and the other AWT Companies shall use their best efforts to obtain bonding facilities and/or bid and performance bonds for the Joint Venture and/or any Subsidiary from Reliance and other bonding companies. In the event Reliance approves a bond for the Joint Venture or a Subsidiary, AWT and the AWT Companies agree to use so much of their bonding capacity as is then available under their existing bonding facilities with Reliance for bonds for the Joint Venture and any Subsidiaries, which capacity AWT shall determine in its sole discretion. The Parties agree that the AWT Companies shall be responsible for providing such security, letters of credit or other credit enhancements as Reliance or any other bonding company shall require for the issuance of a bond. The AWT Companies shall contribute the services of their employees in procuring bonding commitments at no cost to the Joint Venture or the Subsidiaries. However, the AWT Companies shall charge the Joint Venture or any Subsidiary, as the case may be, for the direct, non-contingent costs of obtaining such bonds, such as "points", interest rate charges and the pro rata cost of any letter of credit usage required to support the bond or the bonding facility.

	       B. Other Financial Arrangements. With respect to the capital and financing requirements of the Joint Venture or any Subsidiary, the AWT Companies shall use their best efforts to secure third-party financing or financing commitments for the Joint Venture and/or the Subsidiaries.
Financing requirements and arrangements for each Subsidiary shall be determined by the Steering Committee. Such financing arrangements shall be subject to prevailing market conditions at the time of financing. The AWT Companies shall contribute the services of their employees in procuring financing at no cost to the Joint Venture or the Subsidiaries, unless the AWT Companies incur unusual or extraordinary expenses in providing such services. It is the intention of the Parties that, to the extent possible, the Joint Venture and any Subsidiaries shall be financed on the basis of their own creditworthiness and without requiring guarantees or credit enhancements by either Party. However, it is also the intention of the Parties that, in the event that financing cannot be obtained on the basis of the creditworthiness of the Joint Venture or the Subsidiary, as the case may be, and the guarantees or credit enhancements of the Parties are required, such guarantees and credit enhancements shall be provided, in the first instance, by the AWT Companies and that the CTI Companies shall not provide guarantees or credit enhancements unless the guarantees and credit enhancements of the AWT Companies alone are determined to be insufficient. Notwithstanding the foregoing, nothing in this Subsection 10B shall be deemed to constitute a commitment by the AWT Companies to provide guarantees or credit enhancements to the Joint Venture or any Subsidiary, and the AWT Companies shall only provide such guarantees or credit enhancements on a best efforts basis.

	       C. Party Financing Arrangements. In the event that either Party agrees to loan funds to any Subsidiary, such Party shall be entitled to repayment over the term of the applicable Municipal Sludge Project of the principal amount of such funds plus interest on such funds at the prime rate of such Party's primary lender plus one percent. The payment of such principal and interest shall be deemed to be expenses of the Subsidiary for the purposes of determining whether there are any net profits of the Subsidiary available to be distributed to the Parties.


	 [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]


SECTION 11:  REPRESENTATIONS AND WARRANTIES

	       A. CTI Representations and Warranties. CTI represents and warrants, on behalf of itself and the other CTI Companies, knowing and intending that AWT is relying hereon in entering into this Agreement, as follows:

	       (1) Due Organization; Good Standing. CTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; is duly qualified and in good standing in all jurisdictions in which its ownership of property and conduct of its business requires such qualification; and has full corporate power to carry on its business as now conducted and to own and operate the properties and assets now owned by it.

	       (2) Corporate Authorization. The execution of this Agreement by CTI, and the transfers, conveyances, assignments, deliveries and other agreements contemplated hereby, have been duly authorized by its Board of Directors and no further corporate action is necessary on the part of CTI to make this Agreement valid and binding upon it in accordance with its terms.

	       (3) No Violations. The execution, delivery and performance by CTI of this Agreement is not inconsistent with and will not violate its Certificate of Incorporation, by-laws or other governing documents; does not contravene any law, governmental rule, regulation or order applicable to the CTI Companies; does not and will not contravene any provision of, result in any loss of benefits under, constitute a default under, or with the lapse of time or action by a third party, constitute a default under, any indenture,mortgage, lease, contract or other instrument or order, writ, injunction or decree to which any of the CTI Companies is a party or by which they or any of their assets are bound; and will not result in the imposition of a lien upon the assets of any of the CTI Companies pursuant to the terms of any agreement or instrument to which any of the CTI Companies is a party or by which they are bound.

	       (4) Stock Options. The issuance of the Cash Option, Vesting Options and Earn In Options described in Section 13 hereof does not currently violate any federal or state law applicable to the issuance of such securities including, without limitation, the Securities Act of 1933 and the rules and regulations promulgated thereunder. CTI presently has a sufficient number of authorized but unissued common shares to be able to fulfill its obligations under such Cash Option, Vesting Options and Earn In Options. All shares of CTI common stock issuable upon the exercise of such options shall be duly authorized.

	       (5) Litigation. Except as set forth in CTI's most recent Form 10-K for the fiscal year ended August 31, 1988, there is no claim, suit, action or proceeding pending or, to the knowledge of CTI, overtly threatened against or affecting the CTI Companies which can reasonably be expected to affect materially and adversely the business, properties or financial condition of the CTI Companies taken as a whole. There is no outstanding order, writ, injunction or decree or, to the knowledge of CTI, any claim or investigation of any court, governmental agency or arbitration tribunal materially and adversely affecting or which can reasonably be expected to materially and adversely affect the CTI Companies, or their respective properties, assets or business, franchises, licenses or permits under which they operate.

	       (6) Governmental Approvals. No governmental consent, approval, hearing, filing, registration or other action, including the passage of time, is necessary for the execution and delivery of this Agreement or consummation of the transactions contemplated hereby except the permits and authorizations required for particular Municipal Sludge Projects.

	       (7)   Patents, Copyrights, Trademarks, Etc.

	       (a) Schedule 11A(7) contains a list or description of: (i) all United States patents, United States patent applications, copyright registrations, all United States, state and foreign trade names, trademarks and service marks owned, assigned to or used by the CTI Companies for the Chemfix Process in treating Municipal Sludge showing in each case the registration date and number, if any; and (ii) all material licenses, distributorship agreements, franchise agreements or other agreements (excluding any financing arrangements) which grant or limit the right to use any asset, property or right of the character described in the preceding clause to which any CTI Company is a party.

	       (b) Except as otherwise provided in the agreements identified in Schedule 11A(7), the CTI Companies are, singly or collectively, the owners of all right, title and interest in and to the Chemfix Intellectual Property; there is no proceeding, pending or overtly threatened, challenging the CTI's Companies' ownership of any of the Chemfix Intellectual Property; CTI has no knowledge of infringing use of any of the Chemfix(Trademark) Patents and Trademarks which would render the Chemfix(Trademark) Patents or Trademarks unenforceable; CTI has no knowledge or reason to know of any facts which would invalidate any of the Chemfix(Trademark) Patents or Trademarks; CTI has not entered into any contract, agreement or arrangement, whether oral or written, which would compete or be in conflict, in whole or in part, with any of the warranties and representations in this Subsection or any of the rights claimed herein. To the best of CTI's knowledge, none of the CTI Companies' operations, activities, products, equipment, machinery or processes related to the Chemfix Intellectual Property infringe the patents, trademarks, service marks, trade names, copyrights or other property rights of others.

	       B. AWT Representations and Warranties. AWT represents and warrants, on behalf of itself and the other AWT Companies, knowing and intending that CTI is relying hereon in entering into this Agreement, that:

	       (1) Due Organization; Good Standing. AWT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; is duly qualified and in good standing in all jurisdictions in which its ownership of property and conduct of its business requires such qualification; and has full corporate power to carry on its business as now conducted and to own and operate the properties and assets now owned by it.

	       (2) Corporate Authorization. The execution of this Agreement by AWT, and the transfers, conveyances, assignments, deliveries and other agreements contemplated hereby, have been duly authorized by its Board of Directors and no further corporate action is necessary on the part of AWT to make this Agreement valid and binding upon it in accordance with its terms.

	       (3) No Violations. The execution, delivery and performance by AWT of this Agreement is not inconsistent with and will not violate its Certificate of Incorporation, by-laws or other governing documents; does not contravene any law, governmental rule, regulation or order applicable to the AWT Companies; does not and will not contravene any provision of, result in any loss of benefits under, constitute a default under, or with the lapse of time or action by a third party, constitute a default under, any indenture, mortgage, lease, contract or other instrument or order, writ, injunction or decree to which any of the AWT Companies is a party or by which they or any of their assets are bound; and will not result in the imposition of a lien upon the assets of any of the AWT Companies pursuant to the terms of any agreement or instrument to which any of the AWT Companies is a party or by which they are bound.

	       (4) Litigation. There is no claim, suit, action or proceeding pending or, to the knowledge of AWT, overtly threatened against or affecting the AWT Companies which can reasonably be expected to affect materially and adversely the business, properties or financial conditions of the AWT Companies taken as a whole. There is no outstanding order, writ, injunction or decree or, to the knowledge of AWT, any claim or investigation of any court, governmental agency or arbitration tribunal materially and adversely affecting or which can reasonably be expected to materially and adversely affect the AWT Companies, or their respective properties, assets or business taken as a whole, franchises, licenses or permits under which they operate.

	       (5) Governmental Approvals. No governmental consent, approval, hearing, filing, registration or other action, including the passage of time, is necessary for the execution and delivery of this Agreement or consummation of the transactions contemplated hereby.

	       (6) AWT Intellectual Property. To the best of the AWT Companies' knowledge, the AWT Companies do not have any patents or patent applications containing claims which embody Chemical Fixation Technology.


SECTION 12:  CONFIDENTIAL AND PROPRIETARY INFORMATION

	       A. Provision of Confidential Information. In furtherance of this Joint Venture, it is contemplated that the AWT Companies and the CTI Companies shall disclose to each other, to the Joint Venture and to Subsidiaries of the Joint Venture certain information which is ordinarily kept confidential by the respective Parties. As a condition to furnishing such information, AWT and CTI are each requiring that AWT, the other AWT Companies, CTI, the other CTI Companies, the Joint Venture, and any Subsidiaries agree, as set forth herein, to treat confidentially such information which the AWT Companies and the CTI Companies or any of their Representatives (as hereinafter defined) furnishes to the Joint Venture, any Subsidiary and/or the other party ("Confidential Information").

	       B. Inclusions. The term "Confidential Information" shall include, without limitation:

	       (a) Records and data concerning the assets of the respective Parties, including without limitation, patents, patent applications, copyrights, trademarks, trade names, licenses, technology, know how and other proprietary rights; and

	       (b) Information concerning the business of the Parties including but not limited to market studies, contracts, customer lists and employee compensation; and

	       (c)   Any Chemfix Intellectual Property.

	       C. Exceptions. For purposes of this Joint Venture, and notwithstanding the fact that certain information may be considered by the respective Parties as confidential and subject to the terms hereof, the term "Confidential Information" does not include information:

	       (i) Which, on the date of this Agreement, is generally known to the public; or

	      (ii) Which is subsequently published by someone having a right to do so and which publication does not violate or breach, and the acquisition of such information was not derived from a violation or breach of, any confidentiality or proprietary agreement, or

	     (iii) Which is received from someone, not referred to in this Agreement, who is not under any obligation to preserve its secrecy and who is lawfully in possession of such information from the date of its receipt; or

	      (iv) The release of which has been authorized in writing by a Representative of the Party, having power and authority to authorize the release, from the date of such authorization; or

	       (v) Which is or becomes publicly known without the wrongful act or breach of this Agreement by either Party or their Representatives.

For purposes of this Agreement, specific information disclosed shall not be deemed to be in the public domain or in the prior possession of the AWT Companies or the CTI Companies merely because it is embraced by more general information in the public domain or by more general information in the prior possession of the AWT Companies or the CTI Companies.

	       D. Need to Know. The AWT Companies and the CTI Companies agree to transmit the Confidential Information only to their directors, officers, employees, independent contractors, agents, including, without limitation, legal counsel (collectively "Representatives") and third parties who have a good faith need to know such information for the purpose of carrying out the objectives of this Agreement and who shall be advised of and be bound by this confidentiality provision. Either Party may request that any Representative of the other Party agree, in which event such other party shall cause such Representative to agree, in writing, to be bound by the provisions of this Section.

	       E. Permitted Purposes. Confidential Information which is gathered, disclosed, exchanged or otherwise contributed to the Joint Venture by the AWT Companies or the CTI Companies during the term of this Agreement shall be kept confidential and shall not be utilized by the Joint Venture, by any Subsidiary or by the non-contributing Party except for the purposes of the Joint Venture. The AWT Companies and the CTI Companies agree that Confidential Information will not be used in any way for the benefit of any other person, firm, corporation, association, partnership or entity other than the Joint Venture or the Subsidiaries under any circumstances; provided, however, that nothing contained herein shall prohibit or otherwise hinder a contributing Party from using and/or disclosing and/or licensing Confidential Information it contributes to the Joint Venture in the contributing Party's business or any other business opportunity or venture in which it has been, is or may be involved.

	       F. Return of Confidential Information. All Confidential Information shall be returned to its owner or destroyed in a manner satisfactory to the owner at the owner's direction upon the latter of either:
(i) the conclusion of those matters for which the data was exchanged; or (ii) the termination of the Joint Venture.

	       G. Survival of Obligations. The obligations assumed under this Section shall survive the termination of the Joint Venture.

	       H. Injunctive Relief. It is understood and agreed that the information contained in the Confidential Information constitutes a valuable asset of the CTI Companies or the AWT Companies, as the case may be, and the unauthorized disclosure and/or improper use of Confidential Information would cause irreparable damage and harm to the Party contributing such Confidential Information. Each Party agrees to indemnify and hold harmless the other party for any losses, liabilities, costs and expenses (including attorneys' fees incurred with regard to any of the foregoing or with regard to these obligations) it may incur directly or indirectly by breach of this Section. Accordingly, it is understood and agreed that money damages would not be sufficient remedy for any breach of this Section by the AWT
Companies, the CTI Companies or their respective Representatives and that a non-breaching Party shall be entitled to an injunction restraining a breaching Party or any of its Representatives from such breach. Such remedy shall not be deemed to be the exclusive remedy for breach of this Section, but shall be in addition to all other remedies available at law or equity to the non-breaching Party. If a non-breaching Party fails or delays exercising any of its rights hereunder, such failure or delay shall not operate as a waiver of such right, and any single or partial exercise of such rights shall not preclude a non-breaching Party from any other or further exercise of such rights or of any other rights hereunder.


SECTION 13:  STOCK OPTIONS

	       A. Cash Option. CTI grants to AWT an option (the "Cash Option") to purchase up to 100,000 shares of CTI unissued and unregistered common stock at a price per share of $4.75 pursuant to the terms of the Option Agreement attached hereto as Appendix A (the "Option Agreement"). The Cash Option may be exercised in whole or in part in units of not less than 10,000 shares at any time and from time to time until 11:59 p.m. prevailing Eastern time on the date five (5) years after the date of this Agreement.

	       B. Vesting Options. CTI grants to AWT an irrevocable option to purchase 350,000 shares of CTI unissued and unregistered common stock first exercisable on those dates as indicated in the table set forth below (the "Vesting Options") for a purchase price of $4.75 per share unless terminated as provided below.

       First Exercise Date                       Number of Shares
       -------------------                       ----------------

1st anniversary of Agreement Date                        50,000
2nd anniversary of Agreement Date                        50,000
3rd anniversary of Agreement Date                        75,000
4th anniversary of Agreement Date                        75,000
5th anniversary of Agreement Date                       100,000

The Vesting Options shall be granted pursuant to the terms of the Option Agreement applicable to the Vesting Options. The Vesting Options may be exercised in whole or in part in units of not less than 10,000 shares at any time and from time to time after the applicable anniversary of the date of this Agreement as set forth above until 11:59 p.m. prevailing Eastern time on the date five (5) years after the date of this Agreement; provided, however, that the Vesting Option for 100,000 shares which first becomes exercisable on the date five (5) years after the date of this Agreement may be exercised until 11:59 p.m. prevailing Eastern time on the date five (5) years and thirty
(30) days after the date of this Agreement. The exercise price and period for AWT's or its Assignee's exercise of all Vesting Options shall change upon the termination of this Agreement as follows:

	       All Vesting Options not exercisable on the date of termination shall become exercisable upon termination of this Agreement. These Vesting Options shall then have an exercise price equal to 90% of the then existing market price of CTI stock (herein defined) and have a term of exercise of 25 days from the time notice is sent by CTI to the holder thereof.
	       Market price is defined as the average of the closing bid and asked price of CTI as determined by the NASDAQ on the date of termination.

	       C. Earn in Options. In addition to the Cash Option described in Subsection 13A and the Vesting Option described in Subsection 13B, CTI shall grant AWT additional options (the "Earn In Options") pursuant to the terms of the Option Agreement to purchase up to that number of shares which, together with the shares issued or issuable to AWT and its Assignees pursuant to the Cash Option, the Vesting Options and any Earn In Options already issued at such time, would enable AWT and its Assignees to hold, after the issuance of the shares issuable pursuant to such options, up to ten percent (10%) of the Voting Shares of CTI (the "Earn In Maximum"); provided, however, that the issuance of such Earn In Options are contingent upon AWT meeting the performance criteria described in Subsection 13D. Earn In Options shall be granted within one hundred and twenty (120) days following the end of each fiscal year of CTI, commencing with the fiscal year ending August 31, 1990 and ending with the fiscal year ending August 31, 1994. No later than ninety (90) days after the end of each such fiscal year, CTI shall determine the total number of Earn In Options earned by AWT since the commencement of the Initial Term (the "Aggregate Earn In Options") and shall grant to AWT that number of whole Earn In Options, if any, (the "Additional Earn In Options") that equals the difference between the Aggregate Earn In Options and the number of Earn In Options previously granted to AWT; provided, however, that in no event shall the number of CTI common shares issuable or held upon the exercise of the Additional Earn In Options, together with the number of CTI common shares issuable upon the exercise of all Earn In Options previously granted to AWT and its Assignees and the number of CTI common shares issuable or held by AWT and its Assignees pursuant to the exercise of the Cash Option and Vesting Options, exceed the Earn In Maximum. Each Earn In Option shall cover 1,000 CTI common shares and may be exercised at any time during a five-year period following the date of issuance ending at 11:59 P.M., prevailing Eastern time, on the date prior to the fifth anniversary of the date of issuance. CTI's obligation to grant AWT Earn In Options will terminate with respect to any Earn In Options not already earned and granted upon termination of this Agreement.

	       D. Performance Criteria for Earn In Options. The price per share for the shares issuable upon the exercise of each Earn In Option for any fiscal year shall be equal to the average closing market price of CTI common stock for each day of the last calendar month of CTI's fiscal year and each day of the first calendar month of CTI's new fiscal year. AWT shall be granted on a prorated basis an option to purchase 1,000 shares of CTI Common Stock for each $22,500 of (a) that portion of the aggregate Net Profits, if any, of the Joint Venture and all Subsidiaries allocable to CTI determined at the end of each fiscal year, to the extent that such Net Profits have been recognized by CTI, plus (b) a percentage of the revenues, if any, which any CTI Companies earn during the applicable fiscal year pursuant to any agreement by such CTI Company to provide analytical, sampling or testing services directly to any AWT Companies during the Initial Term or any Extension Term of this Agreement (an "Analytical Services Agreement"), which percentage shall be agreed upon by CTI and AWT prior to the commencement of such Analytical Services Agreement and shall be an estimate of the Net Profits which the CTI Company is expected to earn under such Analytical Services Agreement, plus (c) the Net Profits of any CTI Companies earned during the applicable fiscal year pursuant to any agreements by any CTI Companies to provide services directly to any AWT Companies, including, without being limited to, remediation services or hazardous waste treatment services. If either Party shall request, the Net profits of the Joint Venture and/or any Subsidiary shall be audited and certified to by a certified public accounting firm selected by the Steering Committee.

	       E. Restrictions. Notwithstanding anything in this Agreement to the contrary, at no time from the date of this Agreement until the latter of (a) the expiration or termination of this Agreement or (b) the exercise or issuance of all Options issued pursuant to this Agreement: (i) shall AWT or any of the AWT Companies alone or in combination own, acquire or control by any means, including without being limited to open market purchases, legally or equitably, directly or indirectly, such aggregate number of CTI common shares as equals more than fifteen percent (15%) of the issued and outstanding common shares of CTI, excluding from the calculation of such fifteen percent (15%) any shares of the common stock of CTI issued pursuant to the exercise of the Cash Option, the Vesting Options or any of the Earn In Options; (ii) shall AWT, any of the AWT Companies or any Assignees alone or in combination own, acquire or control by any means, including without being limited to open market purchases, legally or equitably, directly or indirectly, such aggregate number of CTI common shares as equal more than twenty-five percent (25%) of the issued and outstanding common shares of CTI; (iii) shall AWT or any of the AWT
Companies alone or in combination own, acquire or control by any means, including without being limited to open market purchases, legally or equitably, directly or indirectly, more than five percent (5%) of the shares of capital stock, options, warrants or convertible securities of National Environmental Controls, Inc.; and (iv) shall AWT or any of the other AWT Companies or any Assignee alone or in combination participate, directly or indirectly, in any acquisition, take-over or other effort to secure control of the Board of Directors of CTI or any of the CTI Companies by any means whatsoever without the prior written consent of CTI; provided, however, that AWT, the other AWT Companies or any Assignee may not tender shares of CTI stock in a tender offer without offering a right of first refusal to CTI as set forth in the Option Agreement.

	       For the purposes of this Subsection, financial institutions which own shares of common stock of AWT shall not be deemed to be the legal or beneficial owners of shares of common stock of CTI by virtue of their ownership of such shares of common stock of AWT; provided, however, that any such financial institutions shall be deemed to be the legal and beneficial owners of any Cash Options, Vesting Options or Earn In Options or Option Shares assigned to such financial institutions by AWT or any Assignee, any shares of common stock issued pursuant to such Options or any shares of common stock issued pursuant to such Options sold or otherwise transferred to such financial institutions by AWT or any Assignee.

	       F. Injunctive Relief. AWT and the AWT Companies acknowledge and agree that, in the event of a breach or a threatened breach of the provisions of Subsection 13E by AWT, the other AWT Companies or any Assignee, monetary damages would be an inadequate remedy at law and that both preliminary and permanent equitable injunctive relief is necessary to protect the rights of CTI. CTI will have no obligation to issue or register transfers of Options or stock made in contravention of Subsection 13E.

	       G. Survival of Obligations. The provisions of Subsection 13E shall survive the expiration or termination of this Agreement until all Options have been exercised or expired.


SECTION 14:  JOINT VENTURE BOOKS OF ACCOUNT, AUDITS
		  AND ACCOUNTING

	       A. Responsibility for Records. The Steering Committee shall have the primary responsibility for maintaining the official business records and books of account of the Joint Venture, including the management, collection and disbursement of funds, the maintenance of bank accounts in the name of the Joint Venture, and the preparation and filing of any tax and other business returns and statements. All such records and books shall be subject to inspection by either Party during regular business hours.

	       B. Audits. Appropriate audits shall be made by independent certified public accountants engaged by the Steering Committee at the termination of this Agreement, or at such other times as the Steering Committee may direct.

	       C. Right of Inspection. Each party and its representatives shall have the right at reasonable times and intervals to have access to, and to inspect and copy, any of the books of account or other records maintained by the other Party which relate to services or materials which such Party has contributed or is contributing to the Joint Venture or any Subsidiary, including, without being limited to, any books or records which would be useful in verifying whether services or materials which were to be contributed at Cost or estimated Cost have in fact been contributed at Cost or estimated Cost.

	       D. Presentation of Records. Records of the Joint Venture which are required to be kept subsequent to termination of this Agreement shall be kept at such place or places as shall be determined by the Steering Committee.


SECTION 15:  COMPLIANCE WITH LAW

	 Each Party represents and warrants to the other that any contract made by the Joint Venture or a Subsidiary with a Municipality or other third party shall be obtained without violation of any law.


SECTION 16:  TERM OF AGREEMENT AND TERMINATION

	       A. Term. This Agreement shall continue in full force and effect to the end of the Initial Term and automatically thereafter for each Extension Term unless earlier terminated by either Party in accordance with Subsection B of this Section.

	       B. Termination. This Agreement may be terminated by either Party or CTI alone in the case of Subsection B3 below upon thirty (30) days notice to the other Party solely for the reasons set forth below:

	       1.    By mutual written agreement of the Parties.

	       2. By the non-breaching Party, upon breach of any material term, covenant or condition of this Agreement, in the event the breaching Party has been given written notice of the alleged breach by the non-breaching Party and such breach has not been cured thirty (30) days after receipt of such notice.

	       3.    (a)   By CTI only, upon the failure of the CTI Companies
to realize pre-tax Aggregate Net Profits from the Joint Venture and the Subsidiaries as of the end of each fiscal year of the Joint Venture and the Subsidiaries at least equal to those amounts set forth below:

							 DOLLAR
	       FISCAL YEAR ENDING                        AMOUNT
	       ------------------                        ------

		      1990                           $      -0-
		      1991                            2,500,000
		      1992                            5,000,000
		      1993                            7,500,000
		      1994                            11,000,00


	       (b) Not later than ninety (90) days following the end of the Joint Venture's fiscal year, CTI shall notify AWT in writing as to the pre-tax Aggregate Net Profits for such fiscal year. AWT shall have ten (10) business days following its receipt of such notice to notify CTI in writing that it disputes such calculation (the "Dispute Notice"). If the Parties cannot resolve their differences with respect to such calculation within thirty (30) days following the receipt of the Dispute Notice, then the Parties shall engage any accounting firm mutually agreeable to the Parties which is not then engaged by either the CTI Companies or the AWT Companies (the "Neutral Accountants") to resolve the dispute. The Parties shall direct the Neutral Accountants to promptly render a decision as to the proper pre-tax Aggregate Net Profits figure for the fiscal year in dispute, which decision shall be binding upon the Parties. The Neutral Accountants shall be given reasonable access to all of the books and records of the Joint Venture, the Subsidiaries and CTI as deemed necessary by the Neutral Accountants in preparing their decision. Unless otherwise agreed, the expenses of the Neutral Accountants shall be borne by the Parties on an equal basis.

	       C.    Effect of Termination.  Upon termination of this
Agreement:

	       1. No further business of the Joint Venture will be transacted other than winding up the Joint Venture's affairs, including, but not limited to, the fulfillment of any existing contracts of the Joint Venture, collection of any outstanding accounts and payment of any outstanding liabilities.

	       2. Each Subsidiary shall continue in existence with all appropriate powers and authority as may be necessary to complete the purpose for which it was organized. Any and all agreements, including but not limited to licenses, between CTI and the Subsidiary and/or between AWT and the Subsidiary shall similarly continue in full force and effect notwithstanding any termination of this Agreement or the Joint Venture.

	       3. If the Joint Venture owns the stock of or any other interest in any Subsidiary, the Joint Venture shall transfer the stock of such Subsidiary in such a manner as to provide each Party with equal value of the stock of or other interest in such Subsidiaries, unless the Steering Committee votes otherwise.

	       4. Any business entities other than the Subsidiaries formed by the Joint Venture shall remain in the ownership of the Parties as set forth in the Certificate of Incorporation, Partnership Agreement or other applicable documents relating to the formation of that entity.

	       5. Any and all Municipal Sludge Projects which the Steering Committee has voted to pursue prior to termination shall be pursued to completion pursuant to the terms of this Agreement, including the formation of an appropriate Subsidiary and licensing thereof.

	       6. Any assets remaining in the Joint Venture shall be distributed to each Party on an equal basis or retained in joint ownership as agreed between the Parties, unless otherwise mutually agreed upon by the Parties.

	       D. Bankruptcy. The interests and obligations of a Bankrupt party are of a personal and non-delegable nature and shall not be sold, assigned or otherwise transferred by the Bankrupt Party as debtor in possession and/or by any trustee appointed in any bankruptcy proceeding. Notwithstanding this provision, however, in the event a court of competent jurisdiction should hold that the Bankrupt Party as debtor in possession or a trustee appointed in any bankruptcy proceeding may assume and assign the Bankrupt Party's interest in the Joint Venture pursuant to a bona fide offer of a third party in accordance with the provisions of the Bankruptcy Code, then:

	       1. The Non-Bankrupt Party shall have a right of first refusal to purchase and/or succeed to and/or assume as assignee all of the right, title and interest of the Bankrupt Party in and to the Joint Venture upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such third party. The Non-Bankrupt Party shall exercise its right of first refusal, if at all, within ten (10) days of receipt of written notice from the debtor in possession and/or trustee of any such bona fide offer. Said notice shall set forth with particularity the terms and conditions of such bona fide offer as well as a description of the third party.

	       2. If the Non-Bankrupt Party does not exercise its right of first refusal to purchase and/or succeed to and/or assume the rights of the Bankrupt Party as set forth above, the Bankrupt Party as debtor in possession or any trustee appointed in the bankruptcy proceeding may assume and assign all of the right, title and interest of the Bankrupt Party in the Joint Venture to a bona fide third party with the prior written consent of the Non-Bankrupt Party. The Non-Bankrupt Party shall consent to the assumption and assignment of the Bankrupt Party's interest to said third party provided that the third party provides "adequate assurance" to the Non-Bankrupt Party of such assignee's future performance under the Joint Venture, including, without limitation, "adequate assurances" as that term is referred to in any applicable provision of the Bankruptcy Code. This "adequate assurance" to be provided to the Non-Bankrupt Party to assure the assignee's future performance under the Joint Venture shall include, without limitation:

	       (a) a written demonstration that the assignee meets all reasonable financial and technical criteria of the Non-Bankrupt Party as did the Bankrupt Party and its business at the time of the execution of this Joint Venture, including without limitation, the production of the most recently audited financial statement of the assignee prepared by a certified public accountant; and

	       (b) assurances in form acceptable to the Non-Bankrupt Party as to all matters identified in any applicable provision of the Bankruptcy Code.


SECTION 17:  DISPUTES

	       A. Resolution of Disputes. In order to resolve disputes between the Parties effectively, efficiently, and at the least cost and inconvenience, the parties agree to resolve all disputes relating to or arising out of this Agreement or its subject matter as set forth in this Section.

	       B. Notice of Meeting. Notice of a demand for a meeting of the Parties to discuss and settle a dispute(s) ("Notice of Meeting") may be given by either Party. Such notice shall be in writing. The Notice of Meeting shall set a date at least five (5) business days but no more than ten
(10) business days from the date of the Notice of Meeting on which the Parties shall meet during normal business hours at the Joint Venture's offices in Branchburg, New Jersey. If within five (5) days after the date of the meeting the Parties have not resolved their dispute(s), then the Parties shall proceed pursuant to Subsection C. Notwithstanding anything in this Section to the contrary, in the event a Party suffers irreparable harm or injury, such party shall have the ability to seek provisional remedies in any state or federal court in New Jersey, including but not limited to injunctive relief and other equitable remedies.

	       C. Act Governs. Any dispute not resolved pursuant to Subsection B shall be resolved by means of alternative dispute resolution, as provided in the New Jersey Alternative Procedure for Dispute Resolution Act, N.J.S.A. 2A:23A-1 et seq. (the "Act"). The Parties expressly waive the right to resolve all claims, disputes and issues arising out of or relating to this Agreement by means of traditional litigation, including the right to appeal, except as provided in the Act or in Subsection B.

	       D. Notice of Dispute. Notice of demand for resolution of a dispute under the Act (a "Notice of Dispute") shall be given by either Party. Such notice shall be in writing.

	       E.    Selection of Umpire.

	       (a) Within fifteen (15) days after a Notice of Dispute is given, each party shall select four (4) prospective umpires from among the persons listed in paragraphs (i) through (iv) below. In addition to meeting the requirements of paragraphs (i), (ii), (iii) or (iv) below, each prospective umpire must also satisfy the requirements described in Subsection E below. Prospective umpires are:

	       (i) any retired judge of the United States District Court for the District of New Jersey;

	      (ii)   any retired judge of the New Jersey Superior or Supreme
	 Court;

	     (iii) any attorney licensed to practice in the State of New Jersey who has actually practiced law for more than fifteen (15) years and has specialized in environmental litigation or contracts dealing primarily with environmental issues; and

	      (iv) other persons with such qualifications upon which the Parties agree.

	       (b) Within fifteen (15) days after each Party has selected its prospective umpires, the Parties shall agree to one (1) umpire from among the eight (8) prospective umpires to hear the dispute.

	       (c) In addition to the requirements described in Subsection E above, each prospective umpire selected must:

	       (i) be free of any potential for bias or conflict of interest with respect to either of the Parties, directly or indirectly, or by virtue of any direct or indirect financial interest, family relationship or close friendship; and

	     (ii) be in a position to immediately hear the dispute and render resolution within the time specified in Subsection I below.

	       (d) If an umpire is not selected within the period of time specified in Subsection E(a) or E(b) above, an umpire shall be selected within fifteen (15) days by the Chief Judge of the United States District Court for the District of New Jersey or, if the Chief Judge is unable or unwilling to act, by the President of the New Jersey State Bar Association. Such selection shall be in accordance with the requirements of Subsection E(a) and E(c) above.

	       F. Proceeding. The proceeding for the alternative resolution of a dispute (the "ADR Proceeding") shall be held at a location within the State of New Jersey selected by the Umpire. The ADR Proceeding shall commence no later than forty (40) days after the Notice of Dispute is given.

	       G. Fees. All fees and expenses associated with the ADR Proceeding shall be divided equally between the Parties; provided, however, that each Party shall be responsible for its own attorneys' fees and disbursements. The fees payable to the umpire shall be the usual hourly rate of such umpire for consulting or dispute resolution services.

	       H. Provisional Relief. Where appropriate under applicable New Jersey substantive and procedural law, the umpire shall have full and complete authority to award provisional relief, whether on an ex parte basis or otherwise, upon the commencement of an ADR Proceeding, in accordance with the provisions of the Act.

	       I. Timing of Decision. The umpire shall render a decision within a reasonable time, but in no event later than sixty (60) days after the final oral testimony is taken or the final briefs are filed. Notwithstanding the foregoing, any decision must be rendered within six (6) months from the date of the Notice of Dispute.

	       J. Act Governs Proceedings. Except as otherwise provided in this Agreement, the Act shall govern the procedures and methods for any ADR Proceeding.

	       K. Counsels. In order to facilitate the expeditious resolution of disputes, the Parties agree that no Party shall object to the other Party being represented by counsel of its choice, whether or not such counsel is admitted to practice law in New Jersey.

	       L. Extensions. If the Parties mutually agree in writing to extend any deadline set forth in this Section, all other deadlines shall be extended correspondingly.


SECTION 18:  INDEMNITY

	       CTI and AWT shall each be responsible for and shall indemnify and hold harmless the Joint Venture, any Subsidiary and the other Party from and against such indemnitor Party's own grossly negligent or willfully wrongful acts or omissions and for such indemnitor Party's acts and omissions which are in breach of such indemnitor Party's representations, warranties and/or obligations hereunder ("Obligations"). Neither Party shall be liable to the Joint Venture or to the other Party for any loss or damage arising out of any activities, not in breach of such Party's Obligations unless caused by such Party's gross negligence or willful misconduct. Except to the extent that a Party incurs loss or damage caused by its gross negligence or willful misconduct, or for its acts and omissions which are beyond the scope of its authority hereunder or which are in breach of its Obligations, the Joint Venture shall, out of Joint Venture assets (but not the assets of either Party), indemnify and hold the Parties harmless from and against any personal loss or damage incurred by them arising from any act performed by them for and on behalf of the Joint Venture or arising out of any business of the Joint Venture. The agreements of indemnity set forth in this Section shall survive the dissolution of the Joint Venture and the complete winding up of its business and affairs. Any provision herein to the contrary notwithstanding, no indemnified Party shall be entitled to indemnification for lost or prospective profits, good will or other special, incidental or consequential damages, but shall be entitled to reasonable attorneys' fees in enforcing this indemnity.


SECTION 19:  ASSIGNMENT

	       A. Permitted Assignees. Either AWT or CTI may, without the consent of the other and without limitation to its obligations hereunder, assign all of its rights, title and interest in and to this Agreement and its obligations hereunder except as otherwise expressly provided herein, to a wholly-owned subsidiary of AWT or CTI, as the case may be. Any such subsidiary shall perform all of the terms, covenants and conditions to be performed by AWT or CTI, as the case may be pursuant to this Agreement.

	       B. Effect of Assignment. Upon an assignment to a wholly-owned subsidiary pursuant to this Section, for all purposes of this Agreement, such assignee shall be entitled to all rights and benefits inuring to AWT or CTI, as the case may be, hereunder; however, AWT or CTI, as the case may be, shall not be released or discharged from any of its obligations hereunder, including, but not limited to, its obligations under any transactions accompanying or related to this Agreement.


SECTION 20:  MISCELLANEOUS

	       A. Force Majeure. Any delays in or failure by either Party in its performance hereunder shall be excused if and to the extent caused by occurrences beyond the Party's reasonable control including, but not limited to, acts, omissions, decrees or restraints of federal, state or local governments, acts of God, strikes or other labor disturbances, war, vandalism, inability to obtain necessary equipment, facilities or supplies at reasonable cost and shortages or absence of energy or utility requirements. The Party claiming to be affected by any such event shall give prompt notice to the other Party, specifying the full particulars thereof.

	       B. Maintenance and Access to Records. Both Parties shall maintain financial records in a manner consistent with past practices and/or generally accepted accounting practices and shall permit for the sole purpose of determining such Party's compliance with their respective obligations under this Agreement any authorized representative designated by the other Party to visit and inspect any of the records of such Party (including, without limitation, books of account, records, correspondence and other papers and to make copies thereof and extracts therefrom), on reasonable notice and at reasonable times, and to discuss the affairs, finances and accounts of such Party with such Party's officers and independent certified public accountants or other parties preparing financial statements for or on behalf of such Party. All such financial records will be maintained by each Party for a period of at least three (3) years from the time they came into existence.

	       C. Obligations. CTI and AWT agree and acknowledge that it is their intention that obligations which CTI or AWT have assumed pursuant to the terms of this Agreement will actually be performed in whole or in part by CTI Companies or AWT Companies other than CTI or AWT, as the case may be, and that the CTI Companies and AWT Companies will comply with the provisions of this Agreement and not act in a manner inconsistent with the transactions contemplated by this Agreement. CTI and AWT further acknowledge that neither Party would have entered into this Agreement without the understanding set forth in the preceding sentence.

	       Therefore, as CTI enters into this Agreement on behalf of itself and the other CTI Companies, CTI agrees and acknowledges that it is agreeing to exercise all means available to CTI (including, without being limited to, its direct or indirect voting control over the stock of the other CTI Companies so long as it owns such stock) to cause such other CTI Companies to perform, where necessary or appropriate, the duties and obligations assumed by CTI under this Agreement, to comply with the terms of this Agreement and to not act in any manner which is inconsistent with the transactions contemplated by this Agreement. Similarly, as AWT enters into this Agreement on behalf of itself and the other AWT Companies, AWT agrees and acknowledges that it is agreeing to exercise all means available to AWT (including, without being limited to, its direct or indirect voting control over the stock of the other AWT Companies so long as its owns such stock) to cause such other AWT Companies to perform, where necessary or appropriate, the duties and obligations assumed by AWT under this Agreement, to comply with the terms of this Agreement and to not act in any manner which is inconsistent with the transactions contemplated by this Agreement.

	       Any failure by CTI or AWT to cause the other CTI Companies or the other AWT Companies, as the case may be, to and any failure by such other CIT Companies or other AWT Companies to perform obligations under this Agreement, comply with the terms of this Agreement or not act in a manner inconsistent with the transactions contemplated by this Agreement (including, without being limited to, any failure by any CTI Company or AWT Company to comply with the non-compete provisions of Section 4 of this Agreement or the confidentiality provisions of Section 12 of this Agreement) would constitute a material breach of this Agreement by CTI or AWT, as the case may be, and would entitle the non-breaching Party to terminate this Agreement and recover monetary damages. In the event of a breach of this Agreement, AWT or CTI, as the case may be, hereby agrees to assume responsibility for and pay on demand all damages, whether direct or consequential, suffered by the other Party by reason of the breach, and neither AWT nor CTI shall be required to make any prior demand for payment directly on any AWT Company or CTI Company which may have caused such breach. Further, CTI and AWT acknowledge that monetary damages would be an inadequate remedy at law and that specific performance and/or both preliminary and permanent injunctive relief is necessary to protect the rights of the Parties.

	       Nothing contained in this Agreement shall be deemed to (a) obligate CTI or AWT to cause any other CTI Company or AWT Company, respectively, to be bound to or to comply with the terms of this Agreement following a transfer of the controlling interest in such CTI Company or AWT Company by CTI or AWT, respectively, to a third party, or (b) bind any CTI Company other than CTI or AWT Company other than AWT to the terms of this Agreement following a transfer of the interest in such CTI Company or AWT Company by CTI or AWT, respectively, to a third party. Notwithstanding the foregoing, AWT is not entering into this Agreement as the agent of Metcalf & Eddy Companies, Inc. ("MECI") or any of MECI's subsidiaries.

	       D. Publicity. Unless otherwise required by law, neither Party shall release any written publicity or other formal public statements concerning this Agreement, the Joint Venture formed hereunder, and a specific contract or Municipal Sludge Project, without obtaining the prior consent of the other Party, which consent shall not be unreasonably withheld.

	       E. Further Assurances. AWT and CTI hereby covenant to execute and deliver any instruments, documents or agreements, and to take all other actions and do all things reasonable, necessary and desirable to fully and promptly effectuate the general intentions and purposes of the Parties as set forth in this Agreement.

	       F. Full Agreement of the Parties. (1) This Agreement constitutes the entire understanding and agreement between AWT and CTI with respect to the subject matter hereof and supersedes all prior or contemporaneous representations, understandings or agreements of any kind, whether verbal or written.

	       (2) This Agreement shall not be modified except by a written amendment duly executed by authorized representatives of both Parties.

	       (3) Failure of a Party to insist upon strict and punctual performance of any terms or conditions of this Agreement shall not be construed to constitute a waiver of, or estoppel against, asserting the right to require such performance.

	       (4) If any term or provision hereof is or becomes invalid or unenforceable, both Parties shall, in good faith, negotiate a replacement term or provision which is valid and enforceable and which comes as close as possible to expressing the intention of the invalid or unenforceable term or provision. Declaration of a term or provision as invalid or unenforceable shall not, however, affect any other term or provision of this Agreement. The Agreement shall continue to bind and be effective between the Parties to the maximum extent possible.

	       (5) The captions in this Agreement are for the convenience of the Parties in identification of the several provisions and shall not constitute a part of this Agreement nor be considered interpretive hereof.

	       G. Notices. All notices under this Agreement shall be in writing and delivered as appropriate to an officer of a Party, deposited in the United States mails, certified, post prepaid or by telecopy or overnight courier, addressed as follows:

	       If to AWT:    E. Chris Beck

			     President
			     Air & Water Technologies Corporation
			     Route 22 West & Station Road
			     Somerville, New Jersey  08856
			     Copy to:  General Counsel

	       If to CTI:    Mr. Daniel N. Silverman, III
			     President
			     Chemfix Technologies, Inc.
			     2424 Edenborn Avenue, Suite 620
			     Metairie, Louisiana  70001
			     Copy to:  General Counsel

or to such other person or address as the Party to receive the communication shall designate in writing.

	       H. Agency Limitation. No person shall be authorized to legally bind the Joint Venture by entering into any contractual or other business relationship purporting to bind the Joint Venture in any way absent the prior written approval of the Steering Committee.

	       I. Schedules and Appendices. All Schedules and Appendices attached hereto are incorporated herein by reference. All references in this Agreement shall be deemed to include this Agreement and all such Schedules and Appendices.

	       J. Applicable Law. This Agreement shall be construed and interpreted in accordance with, and all questions under or pertaining to it shall be governed by, the law of the State of New Jersey; with respect to any dispute arising out of or pursuant to the terms of this Agreement, both parties irrevocably consent and submit to the jurisdiction of the federal courts situated in New Jersey.

	       K. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Parties and their respective successors and assigns.

	       L. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original.

	       IN WITNESS WHEREOF, CTI and AWT have caused this Agreement to be signed by their duly authorized officers, to be effective as of the date first above written.

ATTEST                     AIR & WATER TECHNOLOGIES CORPORATION



			   By:/s/ E. Chris Beck
			      ---------------------------------
			      E. Chris Beck
			      President


			   CHEMFIX TECHNOLOGIES, INC.



			   By:/s/ Daniel N. Silverman, III
			      ---------------------------------
			      Daniel N. Silverman, III
			      President

				SCHEDULE 1

		       CHEMFIX INTELLECTUAL PROPERTY


Patents

U.S. Patent No. 3,837,872              "Method of Making Wastes Non-Polluting
				       and Disposable" September 24, 1974

U.S. Patent No. 3,841,102              "Method of Improving the Quality of
				       Leachate from Sanitary Landfills" dated
				       October 15, 1974

U.S. Patent No. 4,012,320              "Method of Improving the Quality of
				       Contaminated Waste Water" dated March
				       15, 1977

U.S. Patent No. 4,471,916              "Apparatus for Treating Liquid and
				       Semi-Solid Organic Waste Materials"
				       dated September 18, 1984

U.S. Patent No. 4,474,479              "Apparatus for Treating Liquid and
				       Semi-Solid Organic Waste Materials"
				       dated October 2, 1984

U.S. Patent No. 4,509,696              "Method for Treating Liquid and
				       Semi-Solid Organic Waste Materials"
				       dated April 9, 1985

U.S. Patent No. 3,893,656              "Mobile Unit for Treating Liquid Waste"
				       dated July 8, 1975

U.S. Patent No. 4,793,927              "Method of Treating Sewage" dated
				       December 27, 1988

U.S. Patent No. 4,793,208              "Method of Binding Metals in Alkaline
				       Matrix" dated August 1, 1989

Trademarks

(attached)


			CHEMFIX TECHNOLOGIES, INC.
			       UNITED STATES
		       TRADEMARKS AND SERVICE MARKS

			    REGISTRATION                      TERM OF
	  MARK                 NUMBER         ISSUED        REGISTRATION
- --------------------------------------------------------------------------

Chemfix                     1,043,119         7/6/76        20 years

* Chemfix Round Logo          939,081         7/25/72       20 years
(Service Mark)

* Chemfix Block Logo          955,966         3/20/73       20 years
(Service Mark)

Chemset                        59,950         3/11/87       10 years
(Trademark)

"C" Logo                    1,497,115         7/19/88       20 years
(Service Mark)

"From Hazardous to          1,497,116         7/19/88       20 years
Harmless ... it takes
just the right
chemistry"
(Service Mark)

"In Partnership with        1,338,413         5/28/85       20 years
the Environment"
(Service Mark)

Naturfil                    1,447,016         7/14/87       20 years
(Trademark)

Naturite                    1,278,481         5/22/84       20 years
(Trademark)

"The Solid Solution"        1,420,481         12/9/86       20 years
(Service Mark)

Chemfix & Design            1,511,267         11/1/88       20 years
(Service Mark)

* Service marks not in use at this time



				SCHEDULE 4D

			CTI EXISTING MUNICIPALITIES


Agreements

A.       CTI/National Environmental Controls, Inc., Naturite Purchase Option
	 Agreement

B.       CTI/AgOrganic Joint Venture in Naturite, Inc.


CTI Existing Municipalities

C.       South Essex Sewerage District, Salem, Massachusetts

D.       Greater Lawrence Sanitary District, North Andover, Massachusetts

E.       Springfield, Massachusetts

F.       Los Angeles, California

G.       Orange County Sanitation District, California

H.       Cities of Ventura and Oxnard, California

I.       Sunnyvale, California

J.       Gloucester, Massachusetts

K.       Delaware County Regional Water Quality Control Authority,
	 Pennsylvania

L.       City of San Diego/San Diego North County Treatment District,
	 California

M.       Camden County Utility Authority, New Jersey

N.       Gloucester County Utilities Authority, New Jersey



				SCHEDULE 4F


	AWT ALTERNATE TECHNOLOGY ENGINEERING PROJECT MUNICIPALITIES


A.       Baltimore Composting Facility, Baltimore, Maryland

B.       Leroy, New York

C.       Ellington, Connecticut

D.       Los Angeles County, Composting Facility



			     SCHEDULE 11 A (7)


		     PATENTS, LICENSES AND AGREEMENTS


	       (i)   1.    All items on Schedule 1

	       (ii)  1.    License Agreement between Chemfix, Inc. and
Browning-Ferris Industries, Inc. dated October 1, 1974.

	       2. License and Assignment Agreement dated January 27, 1976 between Chemfix, Inc. and The Carborundum Company.

	       3. License Agreement between the Carborundum Company and Delaware Custom Material, Inc. dated March 1, 1976 - non-exclusive license for the nuclear industry only.

	       4. The Agreement between CTI and AgOrganics, Inc. dated September 20, 1988.

	       5. The Patent License Agreement between CTI and Tulane Medical Center of Tulane University dated March 3, 1988, and Patent License Agreement between CTI and Tulane Medical Center of Tulane University dated January 6, 1987.

	       6. Licensing Agreement between Chemfix Technologies, Inc. and Chemfix of Massachusetts, Inc., a wholly-owned subsidiary of CTI.

	       7. Licensing Agreement dated March 27, 1985 between CTI and VenVirotek, a wholly-owned subsidiary of CTI.

	       8. Agreement between National Environmental Controls, Inc. and Envirotech Corporation dated August 7, 1977 for the Treatment of Waste and Sludge in the Field of Fixed Treatment Units at a customer's site. This license was subsequently re-purchased.



			       [APPENDIX A]
			  [FORM OF STOCK OPTION]
     [All bracketed language is for inclusion in Vesting Options only]

No. of Shares

________________

	    THIS OPTION AND THE SHARES UNDERLYING THE SAME ARE NOT
		  REGISTERED UNDER THE SECURITIES ACT OF 1933
		     AND ARE SUBJECT TO THE PROVISIONS OF
			   SECTION 5 OF THIS OPTION

				  OPTION

			 to Purchase Common Stock

				    of

			CHEMFIX TECHNOLOGIES, INC.
			 (A Delaware Corporation)

	       Expiring on _______________ [unless earlier terminated pursuant to Section 12 hereof]

	       THIS CERTIFIES THAT, for value received, Air & Water Technologies Corporation, a corporation organized and existing under the laws of Delaware ("AWT"), or its permitted and registered Assignee as provided in
Section 5 hereof, is entitled to purchase from Chemfix Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware ("CTI"), at any time [from _________] until the expiration of this Option on _________________ [, unless earlier terminated pursuant to Section 12 hereof,]
_______( ) shares of the $0.01 par value Common Stock of CTI at a Purchase Price (as hereinafter defined) of $__________ per share [or the Adjusted Market Price if earlier terminated pursuant to Section 12 hereof] in lawful money of the United States of America. The number of shares of Common Stock purchasable hereunder, and the Purchase Price therefor, are subject to adjustment as hereinafter set forth in Section 7.

	       SECTION 1. Definitions. For all purposes of this Option, the following terms shall have the meanings indicated:

	       ["Adjusted Market Price" shall mean ninety percent (90%) of the average of the closing bid and asked price as determined by the NASDAQ on the Early Termination Date.]

	       "Assignee" shall mean the permitted assignee of AWT as provided in Section 5 hereof.

	       "AWT Companies" shall mean AWT and its wholly-owned subsidiaries, whether now existing or hereinafter formed, and Metcalf and Eddy Companies, Inc. and its wholly-owned subsidiaries, whether now existing or hereinafter formed.

	       "Commission" shall mean the Securities and Exchange Commission, or any other Federal Agency then administering the securities laws of the United States.

	       "Common Stock" shall mean and include CTI's authorized $0.01 par value Common Stock and shall also include any capital stock of any class of CTI hereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of CTI, and shall include any Common Stock of any class or classes resulting from any reclassification or reclassifications thereof.

	       "Exchange Act" shall mean the Securities and Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

	       "Initial Purchase Price" shall mean the initial purchase price of _______________ ($__________) per share of Common Stock as set forth in
Section 2 hereof.

	       "Joint Venture and Option Agreement" shall mean the Joint Venture Agreement between CTI and AWT dated September 1, 1989.

	       "Option" shall mean this Option.

	       "Option Shares" shall mean __________ shares of Common Stock, as adjusted from time to time pursuant to the terms hereof, purchased or purchasable by the registered holder of this Option upon the exercise thereof pursuant to Section 3.

	       "Purchase Price" shall mean the Initial Purchase price or such Initial Purchase price as adjusted from time to time pursuant to the provisions hereof [or the Adjusted Market Price if terminated pursuant to
Section 12 hereof].

	       "Securities Act" shall mean the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

	       "Transfer" as used in Section 5 shall include any disposition of any Option or Option Shares, or of any interest in either thereof which would constitute a sale thereof within the meaning of the Securities Act.

	       All capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Joint Venture and Option Agreement.

	       SECTION 2. Determination of Purchase Price. [Unless terminated pursuant to Section 12 hereof,] the Initial Purchase Price at which a holder may exercise this Option shall be a price equal to
dollars ($          ) per share of Common Stock and shall be subject to
adjustment from time to time pursuant to the provisions hereof.

	       SECTION 3.

	       A.    Exercise of Option.  [This Option may not be exercised
prior to          except pursuant to Section 12.]  In order to exercise this
Option in whole or in part, the registered holder hereof shall complete the Subscription Form attached hereto, and deliver to CTI this Option and cash or a certified check in an amount equal to the then aggregate Purchase Price of the shares of Common Stock being purchased at CTI's principal office at 2424 Edenborn Avenue, Metairie, Louisiana (or at such office or agency of CTI as CTI may designate by notice in writing to the holder of this Option). Upon receipt thereof, CTI shall, as promptly as practicable, and in any event within twenty (20) business days thereafter, execute or cause to be executed and deliver to such holder a certificate or certificates representing the aggregate number of shares of Common Stock specified in said Subscription Form. Each stock certificate so delivered shall be in the denomination of 1,000 shares or such other denomination as may reasonably be requested by the registered holder thereof and shall be registered in the name of such holder or such other name as shall be designated by any such holder. If this Option shall have been exercised only in part, CTI shall, at the time of delivery of said stock certificate or certificates, deliver to such holder a new Option evidencing the rights of such holder to purchase the remaining shares of Common Stock covered by this Option. CTI shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section, except that, in case such stock certificates shall be registered in a name or names other than the name of the registered holder of this Option, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificate or certificates shall be paid by the registered holder hereof to CTI at the time of delivery of this Option to CTI as mentioned above.

	       B. Acknowledgement of Continuing Obligation. CTI, at the time of the exercise of this Option, in whole or in part, upon request of the holder hereof, shall acknowledge in writing its continuing obligation to such holder in respect of any rights (including, without limitation, any right to registration of the shares of Common Stock issued upon such exercise) to which such holder shall continue to be entitled after such exercise in accordance with this Option; provided, however, that the failure of such holder to make any such request shall not affect the continuing obligation of CTI to such holder in respect of such rights.

	       C. Character of Option Shares. All shares of Common Stock issuable upon the exercise of this Option shall be duly authorized, validly issued, fully paid and non-assessable; and, without limiting the generality of the foregoing, CTI covenants and agrees that it will from time to time take all such action as may be requisite to assure that the par value, if any, per share of Common Stock is at all times equal to or less than the then effective Purchase Price.

	       SECTION 4.

	       A. Ownership of this Option. CTI may deem and treat the person in whose name this Option is registered as the holder and owner hereof (notwithstanding any negotiations of ownership or writing hereon made by anyone other than CTI) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Option for registration of transfer as provided in this Section 4.

	       B. Exchange, Transfer and Replacement. This Option is exchangeable upon the surrender hereof by the registered holder to CTI at its office or the agency described in Section 3, for new Options of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Options to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of such surrender. Subject to the conditions and restrictions contained in Section 5 hereof, this Option and all rights hereunder are transferable in whole or in part upon the books of CTI by the registered holder hereof in person or by such holder's duly authorized attorney, and a new Option shall be made and delivered by CTI, of the same tenor and date as this Option but registered in the name of the transferee, upon surrender of this Option duly endorsed, at said office or agency of CTI. Upon receipt by CTI of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Option, if mutilated, CTI will make and deliver a new Option of like tenor, in lieu of this Option. This Option shall be promptly canceled by CTI upon the surrender hereof in connection with any exchange, transfer or replacement. CTI shall pay all expenses, taxes, (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of Options pursuant to this Section 4.

	       SECTION 5.  Transfer of Options or Option Shares.

	       A. Restrictions on Exercise and Transfer. Notwithstanding any provisions contained in this Option to the contrary, this Option shall not be exercisable or transferable and the related Option Shares shall not be transferable except upon the conditions specified in this Section 5, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act in respect of the exercise or transfer of this Option or transfer of such Option Shares. The holder of this Option agrees that such holder will not, prior to delivery to CTI of (a) an opinion of the holder of this Option's counsel satisfactory to CTI, pursuant to clause
(1) of subsection B of this Section 5, or until registration of such Option Shares under the Securities Act has become effective, and (b) the delivery of the certificate provided for in clause (2) of subsection C of this Section 5,
(i) transfer this Option or (ii) transfer such Option Shares.

	       B. Notice of Intention to Exercise; Opinion of Counsel. The holder of this Option agrees that prior to any transfer of this Option or any transfer of the related Option Shares, such holder will give written notice to CTI of its intention to effect such transfer, together with a copy of the opinion of the holder of this Option's counsel specified in subsection A of this Section 5 as to the necessity or non-necessity for registration under the Securities Act in connection with such transfer. The following provisions shall then apply:

	       (1) If, in the opinion of such counsel, the proposed transfer of this Option and/or the proposed transfer of such Option Shares may be effected without registration under the Securities Act of this Option and/or such Option Shares, the holder of this Option shall be entitled to transfer this Option and/or transfer such Option Shares in accordance with the intended method of disposition specified in the notice delivered by such holder to CTI.

	       (2) If, in the opinion of such counsel, the proposed transfer of this Option and/or the proposed transfer of such Option Shares may not be effected without registration under the Securities Act of this Option and/or such Option Shares, this Option or Option Shares shall not be transferred until such registration is effective or until such time as in the opinion of such counsel such proposed transfer may be effected without registration under the Securities Act.

	       C. Other Restrictions. (1) Notwithstanding anything in this Option to the contrary, at no time from the date of this Option until the latter of (a) the expiration or termination of the Joint Venture and Option Agreement or (b) the issuance of all Option Shares issuable pursuant to this Option, shall CTI be obligated to register the transfer of this Option or issue any Option Shares to AWT or its Assignees if, as a result of such transfer or issuance, (i) AWT or any of the AWT Companies alone or in combination would own, acquire or control by any means, including without being limited to open market purchases, legally or equitably, directly or indirectly, such aggregate number of Common Stock shares as equals more than fifteen percent (15%) of the Common Stock, excluding from the calculation of such fifteen percent (15%) any shares of the Common Stock issued to AWT or any of the AWT Companies pursuant to the exercise of this Option or any other option for shares of Common Stock or (ii) AWT, any of the AWT Companies or any Assignees alone or in combination with one another would own, acquire or control by any means, including without being limited to open market purchases, legally or equitably, directly or indirectly, such aggregate number of shares of Common Stock as equals more than twenty-five percent (25%) of the Common Stock.

	       (2) As a condition precedent to the transfer of this Option, the transferor shall be required to deliver to CTI a certificate executed by both the transferor and transferee stating that all conditions and restrictions in Section 5.C.(1) hereof have been met at the time of the proposed transfer.

	       (3) For the purposes of this Section, financial institutions which own shares of common stock of AWT shall not be deemed to be the legal or beneficial owners of shares of Common Stock by virtue of their ownership of such shares of common stock of AWT; provided, however, that any such financial institutions shall be deemed to be the legal and beneficial owners of any Cash Options, Vesting Options or Earn in Options or Option Shares assigned to such financial institutions by AWT or any Assignee, any shares of Common Stock issued pursuant to such Options or any shares of Common Stock issued pursuant to such Options sold or otherwise transferred to such financial institutions by AWT or any Assignee.

	       SECTION 6.  Registration Rights.

	       A.    (1)   At any time after August 31, 1991, AWT (but not its
Assignees) may request CTI to file a registration statement under the Securities Act covering all or any portion of the Common Stock issued pursuant to any Option issued to AWT or its Assignees. Promptly following receipt of such a request, CTI shall use its best efforts to effect the registration under the Securities Act of all Common Stock specified in the request in accordance with the manner of disposition specified therein and to cause the registration statement covering such Common Stock to remain effective until all Common Stock included in the registration statement is sold or until three months after the registration statement is declared effective, whichever comes first.

	       (2) Notwithstanding the foregoing, (i) CTI shall not be obligated to effect a registration pursuant to this Section during the period starting with the date 60 days before CTI's estimated date of filing of, and ending on a date three months following the effective date of, any registration statement pertaining to an underwritten public offering of securities for the account of CTI, if CTI is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and CTI's estimate of the date of filing such registration statement is made in good faith; (ii) if CTI furnishes to AWT a certificate signed by the President of CTI stating that in the good faith judgment of the Board of Directors of CTI it would be seriously detrimental to CTI or its shareholders for a registration statement to be filed in the near future, then CTI's obligation pursuant to this Section to use its best efforts to effect the registration of any shares shall be deferred for a reasonable period not to exceed one hundred and eighty (180) days; and (iii) CTI shall not be obligated to effect more than one registration at the request of AWT irrespective of the number of separate Options or shares which may be issued to AWT or its Assignees.

	       (3) If the method of disposition specified in AWT's request is an underwritten public offering, CTI may designate the managing underwriter for such offering, subject to the approval of AWT, which approval shall not be withheld unreasonably.

	       (4) CTI shall be entitled to include in any registration statement filed pursuant to AWT's right of registration under this Section, for sale in accordance with the method of disposition specified by AWT, (i) shares of Common Stock to be sold by CTI for its own account except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the shares to be sold, and (ii) shares of Common Stock to be sold by any other shareholder of CTI who, before the date of this Option, acquired rights to have such shares included in such registration statement, but CTI shall not be entitled to include such shares in excess of the largest number of shares derived by multiplying (x) the number of shares of Common Stock then held by the other shareholder by (y) for each selling shareholder, a fraction, the numerator of which is the number of shares of Common Stock included in the registration statement for such shareholder and the denominator of which is the number of all shares of Common Stock held by such shareholder.

	       (5) It shall be a condition precedent to the obligations of CTI to take any action pursuant to this Section to effect the registration of any shares under the Securities Act that AWT shall furnish to CTI such information regarding AWT and the Common Stock held by AWT and the intended method of disposition of the shares to be sold as CTI shall reasonably request and as shall be required in connection with the action to be taken by CTI.

	       (6) Except as otherwise specifically provided herein, all expenses incurred in connection with a demand registration shall be borne by AWT and CTI in proportion to the number of shares registered by AWT or by or on behalf of CTI.

	       B.    (1)   If CTI at any time proposes to register any of its
Common Stock under the Securities Act on a form which will allow for registration of the stock of AWT and/or its Assignees, CTI will at each such time give written notice to AWT and/or its Assignees of its intention so to do. Upon the written request of AWT and/or its Assignees given within 30 days after receipt of any such notice, CTI will use its best efforts to cause the Option Shares which CTI has been requested to register by AWT or its Assignees to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by AWT or its Assignee of the Common Stock so registered.

	       (2) This subsection 6.B. shall not be applicable to any registration statement or prospectus filed by CTI to register any shares previously issued or to be issued to any employee or Director or prior employee or Director of CTI or any of the other CTI Companies in connection with such person's employment or previous employment by CTI or the other CTI Companies, and AWT and its Assignees shall not be entitled to any "piggyback" registration in regard to any such registration statement.

	       (3) In connection with any offering involving an underwriting of securities being issued by CTI, CTI shall not be required under this subsection 3 to include any of AWT's or its Assignees' shares in such underwriting unless they accept the terms of the underwriting as agreed upon between CTI and the underwriters selected by it. If the total amount of securities requested by AWT and/or its Assignees to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then CTI shall be required to include in the offering only that aggregate number of securities requested by AWT and/or its Assignees which the underwriters believe will not jeopardize the success of the offering, selected in the following order from those securities requested to be included in the offering: (i) first, the shares which are requested to be included by holders of options, warrants or agreements regarding registration rights issued prior to the date of this Option, which options, warrants or agreements contain a provision that obligates CTI to give shares issued or to be issued to such holders pursuant to such options, warrants or agreements priority in any such offering; and
(ii) second, pro rata among the holders (including AWT and its Assignees) of any other securities requested to be included in the offering according to the total amount of securities entitled to be included therein owned by each such holder or in such other proportions as shall mutually be agreed by any of such holders.

	       (4) Except as otherwise specifically provided for herein, all expenses incurred in connection with a "piggy-back" registration shall be borne by CTI.

	       C. If and whenever CTI is obligated by the provisions of this Section to effect the registration of the shares under the Securities Act, as expeditiously as possible CTI will, or will use its best efforts to, as the case may be:

	       (1) prepare and file with the Commission a registration statement with respect to the shares issuable thereunder and cause such registration statement to become and remain effective for a period not to exceed ninety (90) days;

	       (2) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all shares that are covered by such registration statement whenever AWT and/or any Assignee shall desire to dispose of the same;

	       (3) furnish to AWT and any Assignee for whom such shares are registered or are to be registered, such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as AWT and any Assignee may reasonably request in order to facilitate the disposition of such options and/or shares;

	       (4) register or qualify the shares covered by such registration statement under such securities or blue sky laws of such reasonable number of jurisdictions as AWT and/or any Assignees to whom such options and/or shares issuable thereunder are registered shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable AWT and/or any Assignee to consummate the disposition in such jurisdictions of such options and/or shares; provided, however, that CTI shall not be obligated, by reason thereof, to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in such jurisdiction;

	       (5) furnish to AWT and/or any Assignees to whom such shares issuable thereunder are registered or are to be registered at the time of the disposition of such shares by AWT and/or any Assignees an opinion of counsel for CTI acceptable to AWT and/or any Assignees to the effect that a registration statement covering such shares has been filed with the Commission under the Securities Act and has been made effective by order of the Commission, that a prospectus complying as to form with the requirements of the Securities Act is available for delivery, that no stop order has been issued by the Commission suspending the effectiveness of such registration statement and that, to the best of such counsel's knowledge, no proceedings for the issuance of such a stop order are threatened or contemplated, and that the shares have been registered or qualified under the securities or blue sky laws of each state in which CTI shall be required pursuant to clause (d) above to register or qualify such shares.

	       (6) Except as otherwise provided in this Section 6 with respect to demand registration, the costs and expenses of all registrations under the Securities Act, and of all other actions which CTI is required to take or effect, shall be paid by CTI (including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for CTI), except that, if AWT or its Assignees request the registration statement to be kept effective more than 90 days, all such expenses in connection with any amendment or supplement to the registration statement or the prospectus used in connection therewith required to be filed to keep such registration statement effective for more than ninety (90) days after the date on which such registration statement becomes effective under the Securities Act because AWT or its Assignees have not effected the disposition of the shares covered by such registration statement shall be borne by AWT and such Assignees in such proportions as they may agree;

	       (7) Notices and requests delivered by AWT or its Assignee to CTI pursuant to this subsection B shall contain (a) such information regarding the Options and/or the Option Shares and the intended method of disposition thereof as reasonably shall be required in connection with the action to be taken and (b) AWT's or the Assignee's, as the case may be, agreement to the terms of the underwriting agreement, if any.

	       (8) In the event of any registration under the Securities Act of any Option Shares pursuant to this Section 6, to the extent permitted by law, CTI hereby agrees to indemnify and hold harmless AWT and any Assignee and each other person, if any, who controls AWT and/or such Assignee within the meaning of the Securities Act and each other person (including each underwriter, and each other person, if any, who controls such underwriter) who participates in the offering of such Option Shares, against any losses, claims, damages or liabilities, joint or several (including attorney fees and expenses, including attorney fees and expenses in connection with the enforcement of CTI's obligations hereunder), to which AWT and/or such Assignee or controlling person or participating person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Option or Option Shares were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse AWT and/or such Assignee and each such controlling person or participating person in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that CTI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary or final prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to CTI by an instrument duly executed by AWT and/or such Assignee or such controlling or participating person, as the case may be, specifically for use in the preparation thereof, and AWT and/or such Assignee similarly agrees to indemnify and hold CTI and its officers, directors, agents, controlling persons and employees harmless with respect to any data supplied by AWT, such Assignee, or its controlling person, as the case may be, which is contained in the registration statement.

	       SECTION 7.  Anti-Dilution Provisions.

	       A. The Initial Purchase Price, as well as the number of shares issuable upon exercise of the Option, shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Purchase Price, AWT and its assignees shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares (calculated to the nearest whole share) obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant thereto immediately prior to such adjustment and dividing the product thereof by the Purchase price resulting from such adjustment.

	       B. If and whenever after CTI shall issue or sell any shares of its Common Stock for a consideration per share less than the Purchase Price in effect immediately prior to such issue or sale (excluding any options or shares of its Common Stock to be issued or which have been issued to then former or present employees or directors), then forthwith the Purchase Price shall be reduced to the price (calculated to the nearest cent) determined as follows:

	 by dividing (a) an amount equal to the sum of the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Purchase Price, and the consideration, if any, received and deemed received by CTI upon such issue or sale, by (b) the total number of shares of Common Stock outstanding and deemed outstanding immediately after such issue or sale.

No adjustment of the Purchase Price, however, shall be made in an amount less then $0.05 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustment so carried forward shall amount to $0.05 per share or more.

	       C. For the purposes of this Section 7, the following provisions (1) through (4), inclusive, shall also be applicable:

	       (1) In case at any time CTI shall declare a dividend or make any other distribution on any stock of CTI payable in Common Stock, any Common Stock issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

	       (2) In case at any time any shares of Common Stock shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount payable to CTI therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by CTI in connection therewith. In case any shares of Common Stock shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to CTI shall be deemed to be the fair value of such consideration as reasonably determined by the Board of Directors of CTI, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by CTI in connection therewith. In case any shares of Common Stock shall be issued in connection with any merger of another corporation into CTI, the amount of consideration therefor shall be deemed to be the fair value as reasonably determined by the Board of Directors of CTI of such portion of the assets of such merged corporation as such Board shall determine to be attributable to such Common Stock, convertible securities, rights or options, as the case may be.

	       (3) In case at any time CTI shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, or (ii) to subscribe for or purchase Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to be issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

	       (4) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of CTI, but any disposition of any such shares other than the same being canceled or designated as treasury stock shall be considered an issue or sale of Common Stock.

	       D. In case at any time or from time to time conditions arise by reason of action taken by CTI which are not adequately covered by the provisions of this Section 7, and which might materially and adversely affect the exercise rights of the holders of the Option, the Board of Directors of CTI shall appoint a firm of independent certified public accountants of recognized standing, who may be the firm regularly retained by CTI, who shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Section 7 necessary with respect to the Purchase Price so as to preserve, without dilution, the exercise rights of the holders of the Option. Upon receipt of such opinion, the Board of Directors shall immediately make the adjustments described therein.

	       E. Effect of Certain Dividends. In case at any time CTI shall declare a dividend upon its Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of net earnings after taxes during the prior fiscal year, the Purchase Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of Common Stock or, in the case of any other dividend, to the fair value thereof per share of Common stock as determined by the Board of Directors of CTI. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or if a record is not taken, the date as of which the holders of record of Common Stock of record entitled to such dividend are to be determined. As used in this subsection E, the term "dividend" shall mean any distribution to the holders of Common Stock as such.

	       F. Stock Splits and Reverse Splits. In case at any time CTI shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares purchasable pursuant to such Option immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time CTI shall combine its outstanding shares of Common Stock into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of shares issuable upon exercise of such Option shall be proportionately reduced. Except as provided in this
Section 7F no adjustment in the Purchase Price and no change in the number of shares purchasable upon exercise of such Option shall be made as a result of or by reason of any such subdivision or combination.

	       G. Effect of Reorganization and Asset Sales. If any capital reorganization or reclassification of the capital stock of CTI, or consolidation or merger of CTI with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby AWT and its Assignees shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of CTI immediately theretofore receivable upon the exercise of such Options, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of AWT and such Assignees to the end that the provisions of this Option (including, without limitation, provisions for adjustment of the Purchase Price and of the number of shares issuable upon exercise and for the registration of the Option Shares) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such Options. CTI shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than CTI) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to AWT and any Assignee, the obligation to deliver to AWT and any Assignee such shares of stock, securities or assets as, in accordance with the foregoing provisions, AWT and any Assignee may be entitled to receive, and containing the express assumption of such successor corporation of the due and punctual performance and observance of every provision of this Option to be performed and observed by CTI and of all liabilities and obligations of CTI under this Option.

	       H. Accountants' Certificates. In the event that during any fiscal year of CTI there is a change in the number of shares of Common Stock issuable upon the exercise of this Option, or any change in the rights of the holder of this Option by reason of other events herein set forth, then CTI shall, within ninety (90) days after the end of such fiscal year or, at any time upon the request of AWT and/or its Assignees in connection with an exercise or a proposed exercise of such Options, obtain a certificate of the firm of independent certified public accountants of recognized standing selected by CTI's Board of Directors (who may be the regular auditors of CTI), stating the adjusted Purchase Price and the number of Option Shares so issuable, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and facts upon which such calculation is based. CTI will promptly mail a copy of such accountants' certificate to AWT and its Assignees. The certificate of such firm of independent public accountants shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Purchase Price and any such change in the number of such shares so issuable. All charges or expenses incurred in connection with a request for an accountants' certificate by AWT and/or any Assignee shall be borne by AWT and/or any Assignee, as the case may be.

	       SECTION 8.  Covenants.  CTI covenants and agrees that:

	       A. CTI will reserve and set apart and have at all times, free from preemptive rights, a number of shares of authorized but unissued Common Stock deliverable upon the exercise of the Option, and CTI will have at all times such other rights or privileges which are sufficient to enable it at any time to fulfill all of its obligations hereunder.

	       B. CTI will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed under this Option by CTI, but will at all times in good faith assist in carrying out all of the provisions of this Option and in taking all of such action as may be necessary or appropriate in order to protect the rights of AWT and its Assignees under this Option against dilution or other impairment.

	       C. If any shares of Common Stock required to be reserved for the purposes of exercise of the Option, require registration with or approval of any governmental authority under any federal law (other than the Securities
Act) or under any state law before such Option Shares may be issued upon exercise of such Option, CTI will, at its expense, as expeditiously as possible, use its best efforts to cause such Option Shares to be duly registered or approved, as the case may be.

	       D. If, and so long as, CTI's Common Stock shall be listed on any securities exchange (as defined in the Exchange Act), it will, at its expense, obtain and maintain the approval for listing upon official notice of issuance of all registered shares of Common Stock receivable upon the exercise of the Option at the time outstanding and maintain the listing of such Option Shares after their issuance; and CTI will so list on such securities exchange, will register under the Exchange Act (or any similar statute then in effect) and will maintain such listing of, any other registered securities that at any time are issuable upon exercise of such Options, if and at the time that any securities of the same class shall be listed on such securities exchange by CTI.

	       SECTION 9.  Notification by CTI.  In case at any time:

	       (1) CTI shall pay any dividend payable in stock upon Common Stock or make any distribution (other than cash dividends which are not in a greater amount per share than the most recent cash dividend) to the holders of the Common Stock;

	       (2) CTI shall make an offer for subscription pro rata to the holders of its Common Stock of any additional shares of stock of any class or other rights;

	       (3) there shall be any capital reorganization, reclassification of the capital stock of CTI, consolidation or merger of CTI with, or sale of all or substantially all of its assets to, another corporation; or

	       (4) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of CTI.

	       Then, in any one or more of such cases, CTI shall give written notice to AWT and/or its Assignees of the date on which (x) the books of CTI shall close, or a record shall be taken for such dividend, distribution or subscription rights, or (y) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such written notice shall be given not less than 30 and not more than 90 days prior to the action in question and not less than 30 days and not more than 90 days prior to the record date or date on which CTI's transfer books are closed in respect thereto, and such notice may state that the record date is subject to the effectiveness of a registration statement under the Securities Act, or to a favorable vote of stockholders, if either is required.

	       SECTION 10. Right of First Refusal With Respect to Shares to be Issued. In the event that AWT or any of its Assignees exercise the Option, AWT and/or its Assignees, as the case may be, agree thereafter not to sell, assign, or otherwise transfer the Option Shares in any private transaction (including tender offers) without first offering to CTI a right of first refusal to purchase such shares on the same terms. AWT and/or its Assignees agree to notify CTI as soon as any of them becomes aware of any proposed private transaction. CTI may exercise its right of first refusal for a period commencing upon such notification by AWT or its Assignees and ending twenty-four (24) hours prior to the time that a transfer or tender of Common Stock by AWT or its Assignees is due (including any extensions which may be granted). If CTI either declines to exercise its right of first refusal or does not do so within the applicable time period, AWT or its Assignee, as the case may be, may transfer such stock on the terms and to the party indicated in the notice provided to CTI, but not otherwise, without once again extending to CTI a right of first refusal as provided herein. For purposes of the foregoing, "private transaction" shall mean any transactions other than transfers made if the Option Shares are then registered pursuant to the Securities Act or transfers made pursuant to Rule 144.

	       SECTION 11. Restrictive Legend. All Option Shares shall bear a restrictive legend providing that:

		     "The shares represented by this stock certificate have
	       not been registered pursuant to the Securities Act of 1933, as amended (the "Act") and may not be sold or transferred unless registered pursuant to the Act or subject to an exemption
	       therefrom.   In addition, the shares represented by this
	       certificate are issued pursuant to and or subject to certain restrictions on transfer contained in an Option Agreement between _______ and Chemfix Technologies, Inc., dated _______ and may not be sold or transferred except in accordance with the terms contained therein.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel specified in subsection A of Section 5, the securities represented thereby need no longer be subject to the restrictions contained in
Section 5. The provisions of said Section 5 shall be binding upon all subsequent holders of certificates bearing the above legend, and shall also be applicable to all subsequent holders of certificates bearing the above legend, and shall also be applicable to all subsequent holders of this Option.

	       SECTION 12. Termination. [A.] This Option shall terminate as of the date set forth on the cover page hereof.

	 [B. Early Termination. If the Joint Venture and Option Agreement is terminated or expires prior to the exercise of this Option, then CTI will send notice to the holder of this Option at the address specified pursuant to
Section 14 hereof of such event within five (5) days of such termination or expiration and shall set forth the Adjusted Market Price in such notice. Notwithstanding anything to the contrary contained in this Option, upon the sending of such notice, the holder of this Option will have a period of twenty-five (25) days to tender this Option to CTI as provided for in Section 3A hereof to purchase the Option Shares at the Adjusted Market Price. This Option will expire and be of no further force and effect on the twenty-fifth
(25th) day subsequent to the sending of such notice.]

	       SECTION 13. Successors. This Option shall be binding upon any corporation succeeding to CTI by merger, consolidation or acquisition of all or substantially all of CTI's assets.

	       SECTION 14. Notices. Any notice or other document required or permitted to be given or delivered to AWT or any Assignee shall be delivered at, or sent by certified or registered mail, overnight courier or hand-delivery to AWT or any Assignee at the address shown in CTI's option ledger upon issuance or transfer or to such other address as shall have been furnished to CTI in writing by AWT or any Assignee. Any notice or other document required or permitted to be given or delivered to CTI shall be delivered at, or sent by certified or registered mail, overnight courier or hand-delivery to the principal office of CTI at 2424 Edenborn Avenue, Metairie, Louisiana, Attention: President, or such other address as shall have been furnished to AWT or any Assignee.

	       SECTION 15. No Rights as Shareholder; Limitation of Liability. This Option shall not entitle any holder hereof to any of the rights of a shareholder of CTI. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a shareholder of CTI, whether such liability is asserted by CTI or by creditors of CTI.

	       SECTION 16. Miscellaneous. The Option shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. This Option and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Option are for the purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.



	       IN WITNESS WHEREOF, CTI has caused this Option to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, and to be dated as of ________________.


				 CHEMFIX TECHNOLOGIES, INC.


				 By___________________________


(Corporate Seal)

Attest:



____________________________
Gloria J. Newbern, Secretary

				ASSIGNMENT

	   To Be Executed by the Registered Holder if It Desires
		      to Transfer the Within Option.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto



			 _________________________
				  (Name)


			 _________________________
				 (Address)


			 _________________________


			 _________________________
	    (Social Security or Federal Identification Number)


the Option to purchase _____________ shares of Common Stock covered by the within Option, as said shares were constituted at the date of said Option, and does hereby irrevocably constitute and appoint ________________________ ______________, Attorney, to make such transfer on the books of Chemfix Technologies, Inc. maintained for that purpose with full power of substitution.


				 Signature_________________________


Dated, ____________, 19__.

In the presence of



______________________________


				  NOTICE

	       The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Option in every particular, without alteration or enlargement or any change whatsoever.

			  FULL SUBSCRIPTION FORM

	   To Be Executed by the Registered Holder if It Desires to Exercise in Full the Within Option



	       The undersigned hereby exercises the right to purchase the _________________ shares of Common Stock covered by the within Option at the date of this subscription and herewith makes payment of the sum of $_________ representing the Purchase Price of $_________ per share in effect at this date. Certificates for such shares shall be issued in the name of and delivered to the undersigned, unless otherwise specified by written instructions, signed by the undersigned and accompanying this subscription.


Dated, _____________, 19__.


				 Signature___________________________


				 Address_____________________________


				 ____________________________________


				 ____________________________________
				 Social Security or Federal I.D. Number